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                                                                   Exhibit 10.50


                                                                  EXECUTION COPY

                          UNITED STATES DISTRICT COURT
                          EASTERN DISTRICT OF MISSOURI
                                EASTERN DIVISION

ARTHUR J. COHN, Derivatively on Behalf of
Nominal Defendant CHARTER
COMMUNICATIONS, INC.,

                                   Plaintiffs,

      v.

RONALD L. NELSON, PAUL G. ALLEN,                No. 4:03-CV-00177-ERW
MARC B. NATHANSON, NANCY B.
PERETSMAN, WILLIAM D. SAVOY, JOHN H.
TORY, CARL E. VOGEL, and LARRY W.
WANGBERG,

                                   Defendants,
and

CHARTER COMMUNICATIONS, INC.,

                               Nominal Defendant.

                            STIPULATION OF SETTLEMENT

      This Stipulation of Settlement (the "Stipulation"), dated as of January 24, 2005, is made and entered into by and among the following parties, by and through their respective counsel of record: (1) the Settling Derivative Plaintiffs (as defined below), on behalf of themselves and derivatively on behalf of Charter Communications, Inc. ("Charter" or the "Company," as defined below); (2) the Settling Derivative Defendants (as defined below); and (3) Arthur Andersen LLP (as defined below, "Andersen") (collectively, and as defined below, the "Settling Derivative Parties"). The Settlement set forth in this Stipulation (the

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"Settlement") is intended by the Settling Derivative Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined below), upon and subject to the terms and conditions hereof.

I.    THE DERIVATIVE ACTIONS AND RELATED LITIGATION

      1.    BACKGROUND

      Charter is a broadband communications company. The Company provides analog video, digital video, cable modem, and telephony services to more than 6 million customers residing in 37 different states. Charter is headquartered in St. Louis, Missouri. Andersen served as Charter's outside auditor for fiscal years 1999-2001.

      On July 18, 2002, a Merrill Lynch analyst issued a report that questioned several of Charter's accounting practices, including the capitalization of certain customer service representative costs. The following day, the price of Charter's common stock declined from $4.06 per share to $3.50 per share.

      On August 16, 2002, Charter announced that the U.S. Attorney's Office for the Eastern District of Missouri had initiated a grand jury investigation into certain of Charter's operations. The day after this announcement, the price of Charter's common stock declined from $2.71 per share to $2.53 per share.

      On April 1, 2003, Charter announced that it was restating its financial reports for 2000 and 2001, and the first three quarters of 2002.

      On July 24, 2003, a Grand Jury indicted David G. Barford, Kent Kalkwarf, David L. McCall, and James H. Smith, III for a conspiracy allegedly carried out from May 2001 through March 2002 to inflate Charter's subscriber numbers and subscriber growth numbers. It further charged Messrs. Barford and Kalkwarf with causing Charter to enter into allegedly sham agreements with Scientific-Atlanta, Inc. ("Scientific-Atlanta") and Motorola, Inc. ("Motorola") in the Fall of 2000. Messrs. McCall, Barford, Smith, and Kalkwarf pled guilty to one count of conspiracy to commit wire fraud.

      On July 27, 2004, the Securities and Exchange Commission ("SEC") filed an Order Instituting Cease-And-Desist Proceedings, Makings Findings, And Imposing A Cease-And-Desist Order Pursuant to Section 21C of the Securities Exchange Act of 1934 (the "SEC Order") on the consent of Charter, which neither admitted nor denied the allegations therein, regarding certain subscriber count practices and accounting for certain agreements with Motorola and Scientific-Atlanta. The SEC Order did not allege any wrongdoing regarding Charter's accounting, except with respect to the agreements with Motorola and Scientific-Atlanta.

      2.    THE DERIVATIVE ACTIONS

      On or after September 12, 2002, three shareholder derivative actions were filed in the Circuit Court for the City of St. Louis (the "State Court"), captioned Kenneth Stacey, Derivatively on Behalf of Nominal Defendant Charter Communications, Inc. v. Ronald L.

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Nelson, et al., and Charter Communications, Inc., No. 022-10625, Aaron Cane,
Derivatively on behalf of Nominal Defendant Charter Communications, Inc., v. Ronald L. Nelson, et al., and Charter Communications, Inc., No. 022-11450, and Thomas Schimmel v. Paul Allen, et al., and Charter Communications, Inc., No. 044-00858 (the "State Court Derivative Actions"). On December 17, 2002, the Court granted Stacey and Cane's motion to: (1) consolidate the State Court Derivative Actions; and (2) appoint Schiffrin & Barroway, LLP, as Lead Counsel in the State Court Derivative Actions.

      On February 12, 2003, a shareholder derivative action was filed in the United States District Court for the Eastern District of Missouri, captioned Arthur J. Cohn, Derivatively on behalf of Nominal Defendant Charter Communications, Inc. v. Ronald L. Nelson, et al., and Charter Communications, Inc., Case No. 4:03CV00177 ERW (the "Federal Court Derivative Action," and together with the State Court Derivative Actions, the "Derivative Actions").

      The Complaints in the Derivative Actions named as defendants the following former and/or current officers and members of Charter's Board of Directors:
Ronald L. Nelson, Paul G. Allen, Marc B. Nathanson, Nancy B. Peretsman, William
D. Savoy, John H. Tory, Carl E. Vogel, and Larry W. Wangberg. The Complaints in the State Court Derivative Actions also named Andersen as a defendant. Generally, Plaintiffs in the Derivative Actions alleged that the Charter Board of Directors breached fiduciary duties owed to Charter and its shareholders by, among other things, causing or allowing the Company to disseminate to the market materially misleading inaccurate information, placing their own personal interests above the Company's, failing to prevent the Company and its officers and directors from committing acts which would, and did, injure the Company, and failing to establish and maintain adequate internal accounting controls at the Company.

      By agreement of all the parties, all formal proceedings in the Derivative Actions were voluntarily stayed pending resolution of Motions to Dismiss in the Class Action (as defined below).

      3.    THE CLASS ACTION

      On or after July 31, 2002, fourteen federal securities class action complaints, including StoneRidge Investment Partners LLC v. Charter Communications, Inc., No. 4:02-CV-1186 CAS, were filed against Charter and various other defendants, including Paul G. Allen, Jerald L. Kent, Carl E. Vogel, Kent Kalkwarf, David G. Barford, Paul E. Martin, David L. McCall, Bill Shreffler, Chris Fenger, James H. Smith III, Scientific-Atlanta, Motorola, and Andersen. These complaints were consolidated, pursuant to order of the Multi-District Litigation Panel, in the U.S. District Court for the Eastern District of Missouri, and captioned In re Charter Communications, Inc. Securities Litigation, MDL Docket No. 1506 (CAS) (the "Class Action").

      By Order dated April 16, 2003, the Court appointed StoneRidge Investment Partners, LLC as lead plaintiff (hereinafter "Class Action Plaintiff"), and appointed Pomerantz Haudek Block Grossman & Gross LLP as lead counsel (hereinafter "Class Action Plaintiff's Counsel").

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      Class Action Plaintiff filed an Amended Consolidated Class Action
Complaint (the "Class Action Complaint") on August 5, 2003. The Class Action Complaint asserted claims against Charter, various individual defendants, Andersen, Scientific-Atlanta, and Motorola for alleged violations of sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder, and sections 11, 12, and 15 of the Securities Act of 1933. The Class Action Complaint sought recovery for purchasers of Charter common stock during the period of November 8, 1999 through July 17, 2002, and damages through August 16, 2002.

      On August 26, 2003, Charter filed a Motion to Dismiss the Class Action, which Class Action Plaintiff opposed. Other defendants in the Class Action filed Motions to Dismiss between September 8, 2003 to October 17, 2003, which the Class Action Plaintiff also opposed. The hearing on these Motions to Dismiss has been taken off-calendar in light of the Settlement of the Class Action.

      By Memorandum Decision dated October 12, 2004, the Honorable Charles A. Shaw denied the Motion to Dismiss the Amended Complaint against Andersen, but granted the Motions to Dismiss by Scientific-Atlantic and Motorola. Class Action Plaintiff filed a motion for reconsideration on October 26, 2004, which was denied on December 20, 2004. Class Action Plaintiff has appealed this decision.

      4.    SETTLEMENT NEGOTIATIONS AND MEDIATION

      In or around March 2004, Settling Derivative Plaintiffs and their counsel agreed to coordinate their litigation efforts going forward. At approximately this same time, Derivative Settlement Counsel began a dialogue with counsel for the Settling Derivative Defendants regarding the possible settlement of the Derivative Actions. These discussions, which commenced in or around April 2004, lasted throughout the Summer of 2004. During the course of these discussions, the Settling Derivative Parties exchanged certain non-public information with each other. Thereafter, on August 2, 2004, the Settling Derivative Parties (except Andersen) participated in a joint mediation session with the Settling Class Action Parties (except Andersen). The Honorable Edward A. Infante (Ret.) presided over this joint mediation, which occurred after extensive briefing of Judge Infante by the Settling Class Action Parties and the Settling Derivative Parties. At the August 2, 2004 mediation, all settling parties and Judge Infante discussed, among other things, the respective claims and defenses, expert damages analyses, legal analyses, the discovery and motion practice conducted and expected to be conducted in the Class Action and the Derivative Actions, the evidence expected to be offered by the parties at trial, and other important factual and legal issues and matters relating to the merits of the Class Action and the Derivative Actions.

      The Settling Derivative Plaintiffs and the Settling Derivative Defendants were able to reach an agreement in principle following the August 2, 2004 mediation, which was memorialized in a Memorandum of Understanding (the "MOU") dated August 5, 2004. The substance of the MOU is reflected in and superseded by this Stipulation. Also on August 5, 2004, the Settling Class Action Parties agreed to a Memorandum of Understanding regarding settlement of the Class Action.

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      Subsequent to the Court's October 12, 2004 decision, negotiations took place between the Class Action Plaintiff and Andersen that resulted in an agreement to settle all claims and potential claims in the Class Action and Derivative Actions against Andersen.

      Concurrently with the submission of this Stipulation, the Settling Class Action Parties will submit Stipulations of Settlement for the Class Action to the Court, dated as of January 24, 2005, and attached hereto as Exhibit A (without exhibits). The Class Action Settlement is conditioned, among other things, upon this Settlement being approved by the Court, a Judgment being entered that becomes Final, and the dismissal of each of the Derivative Actions with prejudice.

      5.    DISCOVERY, INVESTIGATION, AND RESEARCH CONDUCTED BY DERIVATIVE
            PLAINTIFFS

      Derivative Settlement Counsel (as defined below) has conducted a thorough investigation of the facts and legal issues associated with the prosecution and Settlement of the Derivative Actions. This discovery and investigation has included, inter alia: (1) the retention of a private investigator to assist in ascertaining the nature of the relationships among the Defendants; (2) consultations with various experts, including a corporate governance expert; (3) a comprehensive review of Charter's public filings, annual reports, and other public statements; (4) research into the applicable law with respect to the claims asserted in the Derivative Actions and the potential defenses thereto;
(5) inspection of tens of thousands pages of documents produced by Settling Derivative Defendants pursuant to agreement reached during the August 2, 2004 mediation and in the MOU; and (6) participation in various interviews with current and former Charter employees and a current member of Charter's Board of Directors.

II.   CLAIMS OF THE SETTLING DERIVATIVE PLAINTIFFS AND BENEFITS OF SETTLEMENT

      The Settling Derivative Plaintiffs believe that the claims asserted in the Derivative Actions have merit and that the evidence developed to date in the Derivative Actions supports the claims asserted. The Settling Derivative Plaintiffs assert and believe they would present supporting evidence at trial, that the Charter Board of Directors breached fiduciary duties owed to Charter and its shareholders by, among other things, causing or allowing the Company to disseminate to the market materially misleading inaccurate information through public statements, placing their own personal interests above the Company's, failing to prevent the Company and its officers and directors from committing acts which would, and did, injure the Company, and failing to establish and maintain adequate internal accounting controls at the Company, and failing to adequately supervise Company personnel in the performance of duties relating to, among other things, the public disclosures of the Company, the accounting of certain transactions, including those relating to the purchase of set top boxes from third party suppliers and related party transactions, including those referenced in the Company's public disclosures.

      However, Derivative Settlement Counsel recognize and acknowledge the expense and length of continued proceedings, trial, and appeals. Derivative Settlement Counsel also has taken into account the uncertain outcome and the risk of any litigation, especially in

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complex actions such as the Derivative Actions, as Derivative Settlement Counsel
are also mindful of the inherent problems of proof under and possible defenses to the claims asserted in the Derivative Actions, including the defenses asserted by the Settling Derivative Defendants and Andersen during the litigation, in settlement negotiations, and in the mediation proceedings.

      In light of the foregoing, Derivative Settlement Counsel believe that the Settlement set forth in this Stipulation confers substantial benefits upon Charter. Based on its evaluation, and its substantial experience in this area of the law, Derivative Settlement Counsel has determined that the Settlement set forth in the Stipulation is in the best interests of the Settling Derivative Plaintiffs and Charter.

III. SETTLING DERIVATIVE DEFENDANTS' AND ANDERSEN'S STATEMENT AND DENIALS OF WRONGDOING AND LIABILITY

      The Settling Derivative Defendants and Andersen have denied and continue to deny each and all of the claims and contentions alleged by the Settling Derivative Plaintiffs. The Settling Derivative Defendants and Andersen assert that their conduct was proper and that there was no breach of fiduciary or other duties, deny any liability or wrongdoing whatsoever, including, but not limited to, each of the allegations asserted in the Derivative Actions, assert that the Derivative Actions are subject to a number of procedural defenses, and further assert that Charter has not sustained any damages as a result thereof. Settling Derivative Defendants and Andersen have further asserted, and continue to assert, that at all relevant times, they acted in good faith, and in a manner they reasonably believed to be in the best interests of Charter and its shareholders.

      Nonetheless, the Settling Derivative Defendants and Andersen have concluded that further conduct of the Derivative Actions would be protracted and expensive, and that it is desirable that the Derivative Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation in order to limit further expense, inconvenience and distraction, to dispose of the burden of protracted litigation, and (on the part of the Settling Derivative Defendants) to permit the operation of the Company's business without further distraction and diversion of the Company's executive personnel with respect to matters at issue in the Derivative Actions. The Settling Derivative Defendants and Andersen also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like this litigation.

      The Settling Derivative Defendants and Andersen have, therefore, determined that it is desirable and beneficial to them that the Derivative Actions be settled in the manner and upon the terms and conditions set forth in this Stipulation. The Settling Derivative Defendants and Andersen enter into this Stipulation and Settlement without in any way acknowledging any fault, liability, or wrongdoing of any kind. There has been no adverse determination by any court against any of the Settling Derivative Defendants or Andersen on the merits of the claims asserted by the Settling Derivative Plaintiffs. Neither this Stipulation, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be construed as an admission or concession by any of the Settling Derivative Defendants or Andersen of the merit or truth of any of the allegations or wrongdoing of any kind on the part of any of the Settling Derivative Defendants or

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Andersen. The Settling Derivative Defendants and Andersen enter into this
Stipulation and Settlement based upon, among other things, the parties' agreement herein that, to the fullest extent permitted by law, neither this Stipulation nor any of the terms or provisions, nor any of the negotiations or proceedings connected therewith, shall be offered as evidence in the Derivative Actions or in any pending or future civil, criminal, or administrative action or other proceeding to establish any liability or admission by any of the Settling Derivative Defendants or Andersen, or to any of their respective Related Entities, or any other matter adverse to any of the Settling Derivative Defendants or Andersen, or any of their respective Related Entities, except as expressly set forth herein.

IV.   TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

      NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Settling Derivative Plaintiffs, the Settling Derivative Defendants, and Andersen by and through their respective counsel of record, that, subject to the approval of the Court, the Derivative Actions and the Released Claims shall be finally and fully compromised, settled, and released, and the Derivative Actions shall be dismissed with prejudice, upon and subject to the terms and conditions of the Stipulation, as follows:

      1.    DEFINITIONS

      As used in the Stipulation the following terms have the meanings specified below:

      1.1 "Andersen" shall mean Defendant Arthur Andersen LLP, AWSC Societe Cooperative, en liquidation, and all of their past and present member firms, and all of their respective current and former partners, members, principals, participating principals, national directors, managing or other agents, management personnel, officers, directors, shareholders, administrators, servants, employees, consultants, advisors, insurers, reinsurers, attorneys, accountants, representatives, parent companies, subsidiaries, related entities, divisions, affiliates, predecessors, successors and assigns, along with the heirs, spouses, executors, administrators, insurers, reinsurers, representatives, estates, successors and assigns of any such persons or entities.

      1.2 "Class Action Settlement Cash" shall mean the principal amount of $66.25 million in cash to be paid for and on behalf of the Settling Class Action Defendants pursuant to the settlement of the Class Action.

      1.3 "Company" or "Charter" shall mean defendant Charter Communications, Inc., a Delaware corporation, and all of its predecessors, successors, present and former parents, subsidiaries, divisions, and related or affiliated entities.

      1.4 "Current Charter Shareholders" shall mean all record and/or beneficial owners of Charter common stock as of January 24, 2005.

      1.5 "Derivative Plaintiffs' Counsel" shall mean all counsel of record who entered an appearance in the Derivative Actions.

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      1.6 "Derivative Settlement Counsel" shall mean Wechsler Harwood LLP and
Schiffrin & Barroway, LLP.

      1.7 "Effective Date" shall mean the first date by which all of the events and conditions specified in Section IV, 6.2(a)-(i) of the Stipulation have been met and have occurred.

      1.8 "Final" shall mean, with respect to the Judgment, the stipulated judgment dismissing with prejudice the State Court Derivative Actions, or the judgment(s) entered dismissing the Class Action with prejudice (collectively, the "Judgments"), that one of the following events has occurred: (1) the time for appealing the Judgments has expired; (2) following a final affirmance on appeal of the Judgments, the time to seek further discretionary review (including, without limitation, from the United States Supreme Court) has expired, or if discretionary review is allowed, such discretionary review proceedings are subsequently dismissed with prejudice or the Judgments are finally affirmed on discretionary review; or (3) following a final dismissal of an appeal from the Judgments, the time to seek further discretionary review (including, without limitation, from the United States Supreme Court) has expired, or if discretionary review is allowed, such discretionary review proceedings are subsequently dismissed with prejudice or the dismissal being challenged is itself finally affirmed on discretionary review. Any proceeding or order, or any appeal or appeal for a writ of certiorari pertaining solely to any plan of allocation and/or application for attorneys' fees, costs or expenses, shall not in any way delay or preclude the Judgments from becoming Final.

      1.9 "Judgment" shall mean the judgment to be rendered by the Court dismissing the Federal Court Derivative Action with prejudice, substantially in the form and content attached hereto as Exhibit B.

      1.10 "Payment to Underwriters" shall mean Charter's issuance to the Law Firm of Hanson Peter Nye, for the benefit of Underwriters, shares of Charter Class A common stock having an aggregate value of $5 million, in accordance with the Underwriters Agreement. These shares shall be issued pursuant to section 3(a)(10) of the Securities Act of 1933 (the "Securities Act") and shall not constitute "restricted securities."

      1.11 "Person" shall mean an individual, corporation (including all divisions and subsidiaries), partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, and assigns.

      1.12 "Released Claims" shall collectively mean all claims (including "Unknown Claims" as defined in 1.21 below, but excluding the claims listed in
4.5 below), demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, whether in contract, tort, equity or otherwise, whether or not concealed or hidden, asserted or that might have been asserted in this or any other forum or proceeding, including, without limitation, claims for negligence, negligent supervision, gross negligence, indemnification, breach of duty of care and/or breach of duty of loyalty, fraud, misrepresentation, breach of fiduciary duty, negligent misrepresentation, unfair

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competition, insider trading, professional negligence, mismanagement, corporate waste, breach of contract, or violations of any state or federal statutes, rules or regulations, including but not limited to any claims that arise from or relate to the matters or occurrences that were or could have been alleged in the Derivative Actions, or any claims related to the public disclosures or the transactions referenced therein, however described, through and including the period of time from the alleged date of the commencement of the class period (as set forth in the Class Action Settlement) until the date of the execution of this Stipulation by Settling Derivative Plaintiffs against the Released Derivative Parties (as defined in 1.13 below) which have been or could have been alleged in any of the Derivative Actions up through and including the date of this Stipulation is signed.

      1.13 "Released Derivative Parties" shall mean each and every one of the following: the Settling Derivative Defendants and all entities owned, affiliated or controlled by them, all current and former Charter directors and officers and each of their respective agents, employees, consultants, insurers, attorneys, advisors, successors, heirs, assigns, executors, personal representatives, marital communities and immediate families, and Andersen.

      1.14 "Settling Class Action Defendants" shall mean Charter, Paul G. Allen, Jerald L. Kent, Carl E. Vogel, Kent Kalkwarf, David G. Barford, Paul E. Martin, David L. McCall, Bill Shreffler, Chris Fenger, James H. Smith III, and Andersen (to the extent the Court approves the Settlement with Andersen in the Class Action (the "Andersen Settlement") and the Andersen Settlement becomes Final pursuant to its terms).

      1.15 "Settling Class Action Parties" shall mean Class Action Plaintiff and Settling Class Action Defendants.

      1.16 "Settling Derivative Defendants" shall mean Ronald L. Nelson, Paul G. Allen, Marc B. Nathanson, Nancy B. Peretsman, William D. Savoy, John H. Tory, Carl E. Vogel, and Larry W. Wangberg.

      1.17 "Settling Derivative Parties" shall mean Settling Derivative Defendants, Andersen, and Settling Derivative Plaintiffs.

      1.18 "Settling Derivative Plaintiffs" shall mean Arthur J. Cohn, Kenneth Stacey, Aaron Cane, and Thomas Schimmel, on behalf of themselves and derivatively on behalf of Charter.

      1.19 "Underwriters" shall mean Certain Underwriters of Lloyds' of London.

      1.20 "Underwriters Agreement" shall mean the Settlement Agreement and Mutual Release executed by Charter and Underwriters, dated as of January 24, 2005, and attached hereto as Exhibit C.

      1.21 "Unknown Claims" shall mean any Released Claims which the Settling Derivative Plaintiffs do not know or suspect to exist in his, her or its favor at the time of the release of the Released Derivative Parties which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Derivative Parties, or

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might have affected his, her or its decision not to object to, or opt out of, this Settlement. With respect to any and all Released Claims, the Settling Derivative Parties stipulate and agree that, upon the Effective Date, the Settling Derivative Plaintiffs expressly waive and relinquish, and by operation of the Judgment shall have expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which provides:

      A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

      The Settling Derivative Plaintiffs expressly waive, and upon the Effective Date and by operation of the Judgment shall have waived any and all provisions, rights and benefits conferred by any law of the United States or of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Section 1542 of the California Civil Code. The Settling Derivative Plaintiffs may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but each of them hereby stipulate and agree that the Settling Derivative Plaintiffs do settle and release, upon the Effective Date and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Derivative Parties acknowledge that the foregoing waiver was bargained for and a key element of the Settlement of which this release is a part.

      2.    THE SETTLEMENT CONSIDERATION

      2.1. In full and final settlement of all claims asserted or referred to in the Derivative Actions, and all claims that have been or could be asserted against the Settling Derivative Defendants in the Derivative Actions, the Settling Derivative Defendants have agreed to substantially strengthen the Company's internal controls, processes and procedures through the adoption (in the Company's bylaws, where appropriate) of a new set for corporate governance principles, which are attached hereto as Exhibit D. In addition, Andersen has provided to the Company a release of potential claims against the Company, as set forth in 4.4 below, thereby enabling the Company to avoid the risk and cost of further litigation and to resolve fully and finally the matters at issue in the Derivative Actions and the Class Action.

      2.2. In addition to the substantial corporate governance changes and releases obtained, as a result of the initiation and prosecution of the Derivative Actions, participation in the Mediation, and the subsequent settlement of the Derivative Actions, the Settling Derivative Plaintiffs have helped to confer substantial financial benefits upon Charter, including: (1) helping to preserve and advance payment to Charter of funds from Charter's insurers for payment of defense costs that otherwise may have been borne by Charter and in

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connection with the resolution of the Class Action; (2) helping to effectuate a global resolution of actions pending against Charter through participation in the mediation and settlement discussions; and (3) helping to ensure that the settlement of the Class Action provided a possibility of a financial benefit to the Company should the price of Charter stock increase above the valuation used for purposes of pricing the equity portion of the consideration in the Class Action settlement.

      2.3. The Company and its Board of Directors are satisfied that the foregoing constitutes reasonably equivalent value for the dismissal of the Derivative Actions with prejudice and the release of the Released Claims, and is a fair, reasonable and adequate resolution of the Derivative Actions and the Released Claims on the Company's behalf and is in the best interests of the Company and the Company's shareholders.

      3.    NOTICE ORDER AND SETTLEMENT HEARING

      3.1. Promptly after execution of the Stipulation, but in no event later than ten (10) days after the Stipulation is signed (unless such time is extended by the written agreement of Settling Derivative Plaintiffs' Counsel and counsel for the Settling Derivative Defendants), the Parties shall submit the Stipulation together with its Exhibits to the Court and shall jointly apply for entry of an order (the "Notice Order"), substantially in the form and content of Exhibit E hereto, requesting preliminary approval of the Settlement set forth in the Stipulation and approval for the mailing and publication of a Notice of Pendency and Proposed Settlement of the Derivative Actions to Current Charter Shareholders, which shall include the general terms of the Settlement set forth in the Stipulation, the general terms of the Fee and Expense Application (as defined below in 5.2), and the date of the Settlement Hearing (as defined below in 3.2).

      3.2. The Settling Derivative Parties shall request that, after notice is given, the Court hold a Hearing (the "Settlement Hearing") and finally approve this Settlement as set forth herein. If approval is granted, and subject to
6.3 below, the Settling Derivative Parties agree that the State Court Derivative Actions will be dismissed with prejudice pursuant to a stipulated judgment, substantially in the form and content of Exhibit F.

      3.3. All costs of notice associated with the implementation of the Settlement shall be paid out of the Class Action Settlement Cash paid by or on behalf of the Settling Class Action Defendants in proportion to their contribution thereto.

      4.    RELEASES

      4.1. Upon the Effective Date, except as set forth in 4.5 below, the Settling Derivative Plaintiffs shall release, relinquish and discharge, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Released Derivative Parties from all Released Claims (including "Unknown Claims"), and from all claims (including "Unknown Claims"), arising out of, relating to, or in connection with the defense, or resolution of the Derivative Actions or the Released Claims. Claims for violation of this Stipulation (including any exhibits) are preserved.

      4.2. Upon the Effective Date, each of the Settling Derivative Defendants shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Settling Derivative Plaintiffs and Derivative Plaintiffs' Counsel from the filing and prosecution of any lawsuit or claim by the Settling Derivative Defendants based on any claims (including "Unknown Claims") alleged or which could have been alleged in the Derivative Actions against the Settling Derivative Plaintiffs or Derivative Plaintiffs' Counsel arising out of, relating to, or in connection with the commencement, prosecution, assertion or resolution of the Derivative Actions or the Released Claims. Claims for violation of this Stipulation (including any exhibits) are preserved.

      4.3. Upon the Effective Date, except as set forth in 4.5 below, the Settling Derivative Defendants and Charter shall release, relinquish and discharge, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged Andersen from all claims arising out of, relating to, or in connection with the defense or resolution of the Derivative Actions. Claims for violation of this Stipulation (including any exhibits) are preserved.

      4.4. Upon the Effective Date, except as set forth in 4.5 below, Andersen shall release, relinquish and discharge, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged Charter, the Settling Derivative Defendants and all entities owned, affiliated or controlled by them, all current and former Charter directors and officers and each of their respective agents, employees, consultants, insurers, attorneys, advisors, successors, heirs, assigns, executors, personal representatives, marital communities and immediate families from all claims arising out of, relating to, or in connection with the defense or resolution of the Derivative Actions. Claims for violation of this Stipulation (including any exhibits) are preserved.

      4.5. However, in an abundance of caution and to avoid any representation to the contrary (but not to expand by implication the scope of this release), nothing in this Stipulation or the Judgment shall constitute a release of any of the following claims: (a) any claim between Charter and any current or former Charter employee regarding indemnification, advancement, and/or recoupment of fees, costs, and expenses; (b) any claim under state law between Charter and David L. McCall relating to (without limitation) any allegation of self-dealing, usurpation of corporate opportunities, fraud, or conversion in connection with McCall's performance of his duties as an officer of Charter; or (c) any claim regarding, relating to, or arising from, directly or indirectly, the "Equity Put" dispute arising from the acquisition of the cable systems owned by Bresnan Communications Company Limited Partnership in February 2000, as discussed on pages 112-113 of Charter's 2004 10-K; provided, however, that this 4.5 shall not affect the release of any claims brought derivatively on behalf of Charter, as set forth in 4.1.

      4.6. Except as otherwise expressly provided for in this Stipulation, the Settling Derivative Parties shall each bear their own respective attorneys' fees, expenses and costs incurred in connection with the conduct and settlement of the Derivative Actions, and the preparation, implementation and performance of the terms of this Stipulation.

      5. DERIVATIVE PLAINTIFFS' COUNSEL'S ATTORNEYS' FEES AND REIMBURSEMENT OF COSTS AND EXPENSES

      5.1. The Company recognizes and agrees that the actions taken or to be taken in response to the Derivative Claims, including the corporate governance provisions set forth in Exhibit D, have conferred substantial benefits on the Company, and that Derivative Plaintiffs' Counsel therefore should be entitled to a fee.

      5.2. The Settling Derivative Parties have agreed that an amount up to but no greater than $2.25 million shall be paid to Derivative Plaintiffs' Counsel from the Class Action Settlement Cash, subject to Court approval. Charter, Andersen, and the Settling Derivative Defendants shall not otherwise be liable for any fees or costs incurred by or awarded to Derivative Plaintiffs' Counsel. Charter agrees that it will not oppose any application submitted in the Class Action by Derivative Plaintiffs' Counsel for attorneys fees, costs and expenses (the "Fee and Expense Application") up to $2.25 million.

      5.3. The attorneys' fees, expenses and costs, including the fees of experts and consultants, as awarded by the Court (the "Fee and Expense Award"), up to $2.25 million, shall be transferred to Derivative Settlement Counsel from the Class Action Settlement Cash within five (5) business days after the Court executes an order awarding such fees and expenses. In the event that the Stipulation and the Settlement set forth herein or the Stipulation and the Settlement in the Class Action do not become Final for any reason, or the Judgment or the Order making the Fee and Expense Award is reversed or modified on appeal, and in the event that the Fee and Expense Award has been paid to any extent, then Derivative Plaintiffs' Counsel shall within five (5) business days from the event which precludes the Effective Date from occurring or such reversal or modification, refund to the Class Action Settlement Cash the fees, expenses, costs and interest previously paid to it from the Class Action Settlement Cash, including interest on any such amount at the average rate earned on the Class Action Settlement Cash from the time of withdrawal until the date of refund. Such refund shall be a joint obligation of the Derivative Plaintiffs' Counsel. Derivative Plaintiffs' Counsel, as a condition of receiving such fees and expenses, on behalf of themselves and each partner and/or shareholder of them, agree that the law firms and their partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing this 5.3 of the Stipulation. Without limitation, Derivative Plaintiffs' Counsel's law firms and their partners and/or shareholders agree that the Court may, upon application of Settling Derivative Defendants, summarily issue orders, including, but not limited to, judgments and attachment orders, and may make appropriate findings of or sanctions for contempt, against it should Derivative Plaintiffs' Counsel fail timely to repay fees and expenses pursuant to this 5.3 of the Stipulation.

      5.4. The Released Derivative Parties shall have no responsibility for, and no liability whatsoever with respect to any fee or expense award to Derivative Plaintiffs' Counsel, or to any other Person who may assert some claim thereto, except as provided herein.

      5.5. The procedure for and the allowance or disallowance by the Court in the Class Action of the fee and expense application presented by the Counsel for the Plaintiffs in that matter is not part of the Settlement set forth in the Stipulation, and is to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of this Settlement and the Fee and Expense Application.

      5.6. The procedure for and the allowance or disallowance by the Court of the Fee and Expense Application are not part of this Settlement, and are to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of this Settlement. Any order or proceedings relating to the Fee and Expense Application, or any appeal from any order relating thereto, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment approving the Stipulation and the Settlement of the Derivative Actions set forth herein.

      5.7. Derivative Settlement Counsel shall be solely responsible for allocating any compensation among any Derivative Plaintiff's Counsel for attorneys' fees and expenses. Charter, Andersen, and the Settling Derivative Defendants shall have no liability or responsibility therefor whatsoever.

      6. CONDITIONS OF SETTLEMENT, EFFECT OF DISAPPROVAL, CANCELLATION OR TERMINATION

      6.1 The Settlement shall be terminated in the event that any of the following occurs: (1) any of the conditions set forth in 6.2 below is not satisfied; (2) the Settlement does not become Final for any reason; (3) failure on the part of any of the Settling Derivative Parties to abide, in any material respect, with the terms of this Stipulation.

      6.2 Unless otherwise agreed to in writing, this Stipulation shall be terminated in the event that any of the following conditions is not met:

            (a) The Court has entered the Notice Order, as required by 3.1 and 3.2, above;

            (b) Preliminary and final approval of this Stipulation, independent of the determination of any award of attorneys' fees and expenses to Derivative Plaintiffs' Counsel;

            (c) Upon final approval of the Settlement, the State Court Derivative Actions are dismissed with prejudice as to all Settling Derivative Defendants and (subject to 6.3 below) Andersen pursuant to a stipulated judgment, substantially in the form and content of Exhibit F;

            (d) Entry of Judgment, substantially in the form and content of Exhibit B, by the U.S. District Court for the Eastern District of Missouri dismissing all Released Claims with prejudice and without costs to any party;

            (e)   The Judgment has become Final;

            (f) Court approval of the Underwriters Agreement, including a determination that the terms and conditions of the Underwriters Agreement (including the Payment to Underwriters of $5 million in Charter common stock issued pursuant to section

3(a)(10) of the Securities Act and not constituting "restricted securities") are fair to all parties, including Underwriters;

            (g) Settlement and dismissal with prejudice of the Class Action, as required by the Stipulation of Settlement with Charter for the Class Action dated as of January 24, 2005;

            (h) That this Settlement is not otherwise terminated pursuant to the terms set forth in this Stipulation;

            (i) That the settlement of the Class Action is not otherwise terminated pursuant to the terms set forth in the Stipulation of Settlement in the Class Action.

      6.3 If, at any time prior to the Effective Date, Andersen is ordered, either in the Class Action or the Shareholder Derivative Actions, to disclose any non-public information that Andersen determines, in its sole and absolute discretion, is proprietary or commercially sensitive, Andersen shall have the option, for a period of thirty days following entry of such order, to withdraw from this Stipulation by providing written notice thereof to Derivative Settlement Counsel and counsel for Charter and the Settling Derivative Defendants. In the event that Andersen withdraws from the Settlement pursuant to this 6.3, the Court shall approve the Settlement and enter the Judgment as to all remaining parties, and the State Court Derivative Actions shall be dismissed with prejudice as to the Settling Derivative Defendants and without prejudice as to Andersen. Notwithstanding the above, Andersen agrees that it shall not object to the bar order in the Class Action, as set forth in 6.2 of the Stipulation of Settlement with Charter in the Class Action.

      6.4 In the event that the Stipulation is not approved by the Court or the Settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, this Stipulation and all negotiations and proceedings relating hereto shall be without prejudice to any or all Settling Derivative Parties who shall be restored to their respective positions in the Derivative Actions as of August 4, 2004 as to the Settling Derivative Defendants, as of October 12, 2004 as to Andersen. In such event, the terms and provisions of the Stipulation, with the exception of 1.1-1.21, 5.3, 5.4, 5.5, 6.1-6.6, 7.2, 7.3, 7.6 herein, shall have no further force and effect with respect to the Settling Derivative Parties and shall not be used in the Derivative Actions or in any other proceeding for any purpose and any Judgment or Order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

      6.5 In the event this Stipulation shall be cancelled as set forth in
6.1 above, the Settling Derivative Plaintiffs and Settling Derivative Defendants shall, within two weeks of such cancellation, jointly request a status conference with the Court to be held on the Court's first available date. At such status conference, the Settling Derivative Plaintiffs and Settling Derivative Defendants shall ask the Court's assistance in scheduling continued proceedings in the Derivative Actions as between them. Pending such status conference or the expiration of sixty (60) days from the Settling Derivative Plaintiffs' and Settling Derivative Defendants' joint request for a status conference, whichever occurs first, none of the Settling Derivative Parties shall file or serve any further motions or discovery requests on any of the other Settling Derivative Parties in connection with the Derivative Actions nor shall any response be due by any Settling Derivative Party to any outstanding discovery or pleading by any other Settling Derivative Party.

      6.6 Neither a modification nor a reversal on appeal of any amount of attorneys fees, costs, expenses and interest awarded by the Court to any of the Derivative Plaintiffs' Counsel shall constitute a condition to the Effective Date or grounds for cancellation and termination of the Stipulation.

      7.    MISCELLANEOUS PROVISIONS

      7.1. The Settling Derivative Parties (a) acknowledge that it is their intent to consummate this Settlement and Stipulation; and (b) agree to cooperate to the extent necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

      7.2. The Settling Derivative Defendants and Andersen have denied, and continue to deny, any and all allegations contained in the Derivative Actions, and they are entering into the Settlement in order to eliminate the burden, expense, and uncertainties of further litigation. The Settlement and the provisions contained in this Stipulation and the MOU shall not be deemed, or offered or received in evidence as a presumption, a concession, or an admission of any fault, liability, or wrongdoing by any party, and except as required to enforce the Settlement, they shall not be offered or received in evidence or otherwise used by any person in these or any other actions or proceedings, whether civil, criminal, or administrative.

      7.3. No press announcement, press release, or other public statement concerning the Settlement may be made by any of the Settling Derivative Parties without approval from the other Settlement Derivative Parties, except as required by law.

      7.4. All of the Exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

      7.5. The Stipulation may be amended or modified, as is necessary to effect the terms of the Settlement, only by a written instrument signed by or on behalf of all Settling Derivative Parties or their successors-in-interest.

      7.6. The Stipulation and the Exhibits attached hereto constitute the entire agreement among the parties hereto. The Settling Derivative Parties expressly warrant that, in entering into this Stipulation, they relied solely upon their own knowledge and investigation, and not upon any promise, representation, warrant, or other statement by any party or any person representing any party to this Stipulation, not expressly contained in this Stipulation or its Exhibits. Except as otherwise provided herein, each party shall bear its own costs.

      7.7. Each counsel or other Person executing the Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such person has the full authority to do so. All orders and agreements entered during the course of the Derivative Actions relative to the confidentiality of information shall survive this Stipulation.

      7.8. The Stipulation may be executed by facsimile and in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. Counsel for the parties to the Stipulation shall exchange among themselves original signed counterparts and a complete set of original executed counterparts shall be filed with the Court.

      7.9. The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Derivative Parties.

      7.10. The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all parties hereto and their counsel submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

      7.11. The Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Missouri, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the laws of the State of Missouri without giving effect to that state's choice of law principles.

      IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, as of January 24, 2005.

DATED: 1/25/05                             WECHSLER HARWOOD LLP

                                           By: /s/ Robert I. Harwood
                                               -------------------------------
                                                   Robert I. Harwood, Esq.

                                           Attorneys for Arthur J. Cohn

DATED: 1/25/05                             SCHIFFRIN BARROWAY, LLP

                                           By: /s/ Eric L. Zagar
                                               -------------------------------
                                                   Eric L. Zagar, Esq.

                                           Attorneys for Kenneth R. Stacey

DATED: 1/31/05                             IRELL & MANELLA LLP

                                           By: /s/ David Siegel
                                               -------------------------------
                                                   David Siegel, Esq.

                                           Attorneys for Defendants Ronald L.
                                           Nelson, Marc B. Nathanson, Nancy
                                           B. Peretsman, William D. Savoy,
                                           John H. Tory, Carl E. Vogel, and
                                           Larry W. Wangberg, and Nominal
                                           Defendant Charter Communications,
                                           Inc.

DATED: 2/1/05                              CHARTER COMMUNICATIONS, INC.

                                           By: /s/ Lawrence B. Christopher, for:
                                               ---------------------------------

                                           Curtis S. Shaw, Esq.

                                           Executive Vice-President, General
                                           Counsel and Secretary, Defendant
                                           Charter Communications, Inc.

DATED: ____________                          MAYER, BROWN, ROWE & MAW LLP

                                             By /s/ Jonathan C. Medow
                                                ----------------------------
                                                    Jonathan C. Medow, Esq.

                                             Attorneys for Defendant Arthur
                                             Andersen LLP

DATED: 2/1/05                                FOSTER PEPPER & SHEFELMAN PLLC

                                             By: /s/ Timothy J. Filer
                                                ----------------------------
                                                   Timothy J. Filer, Esq.

                                             Attorneys for Defendant Paul G.

                                             Allen

DATED: 1/31/05                               By: /s/ Ronald L. Nelson
                                                ----------------------------
                                                   Ronald L. Nelson

DATED: ____________                          By: /s/ Marc B. Nathanson
                                                ----------------------------
                                                   Marc B. Nathanson

DATED: ____________                          By: /s/ Nancy B. Peretsman
                                                 ------------------------------
                                                   Nancy B. Peretsman

DATED: 1/31/05                               By: /s/ William D. Savoy
                                                 ------------------------------
                                                   William D. Savoy

DATED: ____________                          By: /s/ John H. Tory
                                                 ------------------------------
                                                   John H. Tory

DATED: 1/25/05                               By: /s/ Carl E. Vogel
                                                 ------------------------------
                                                   Carl E. Vogel

DATED: ____________                          By: /s/ Larry W. Wangberg
                                                 ------------------------------
                                                   Larry W. Wangberg

                                    EXHIBIT A

                    CLASS ACTION STIPULATIONS OF SETTLEMENT

                          UNITED STATES DISTRICT COURT
                          EASTERN DISTRICT OF MISSOURI
                                EASTERN DIVISION

ARTHUR J. COHN, Derivatively on Behalf of
Nominal Defendant CHARTER
COMMUNICATIONS, INC.,

                   Plaintiffs,
       v.

RONALD L. NELSON, PAUL G. ALLEN,      No. 4:03-CV-00177-ERW
MARC B. NATHANSON, NANCY B.
PERETSMAN, WILLIAM D. SAVOY, JOHN H.
TORY, CARL E. VOGEL, and LARRY W.
WANGBERG,

                   Defendants,
and

CHARTER COMMUNICATIONS, INC.,

                   Nominal Defendant.
----------------------------------------------

                   [PROPOSED] JUDGMENT AND ORDER OF DISMISSAL

                                    EXHIBIT B

      This matter came on for hearing on ____________, 2005 upon the application of the Settling Derivative Parties for approval of the settlement as set forth in the Stipulation of Settlement dated as of January 24, 2005 (the "Stipulation"). Due and adequate notice having been given to the Charter Communications, Inc. stockholders, and the Court having considered the Stipulation, all papers filed and proceedings held herein, all oral and written comments received regarding the proposed settlement, and having reviewed the entire record in the actions, and good cause appearing,

IT IS HEREBY ORDERED, ADJUDGED AND DECREED AS FOLLOWS:

      1. The Court, for purposes of this Judgment and Order of Dismissal (the "Judgment"), adopts all defined terms as set forth in the Stipulation.

      2. The Court has jurisdiction over the subject matter of the Derivative Actions, including, without limitation, the Settling Derivative Parties and all Charter stockholders.

      3. The Court finds that the distribution of the Notice of Pendency and Settlement of Derivative Actions and the publication of the Summary Notice of Proposed Settlement as provided for in the Order Preliminarily Approving Settlement and Approving the Form and Manner of Notice constituted the best notice practicable under the circumstances to all Persons who are Charter stockholders and fully met the requirements of Missouri law, due process, Federal Rule of Civil Procedure 23.1, the United States Constitution, and any other applicable law.

      4. The Court finds and concludes that Derivative Plaintiffs' Counsel fairly and adequately represented the interests of Charter and the Charter stockholders.

      5. The Court approves the Settlement of the Derivative Actions as set forth in the Stipulation, including, without limitation, each of the releases set forth in the Stipulation, the settlement of the Derivative Claims, and all other terms. The Court finds that the settlement set forth in the Stipulation is in all respects fair, reasonable and adequate to the Settling Derivative Parties, including, without limitation, Charter and the Charter stockholders, and that the settlement of the Derivative Actions, including, without limitation, the Released Claims, is on terms which constitute reasonable consideration to Charter for the release of the Released Claims.

      6. The Settling Derivative Parties are directed to perform in accordance with the terms set forth in the Stipulation and the Stipulation shall be enforced according to its terms, including without limitation the requirement that the Settling Derivative Parties will jointly file a Stipulation of Dismissal of the State Court Derivative Actions in accordance with a stipulated judgment.

      7. The Federal Court Derivative Action and all claims contained therein, as well as all the Released Claims, are dismissed with prejudice as to the Settling Derivative Parties. The Settling Derivative Parties are to bear their own costs, except as otherwise provided in the Stipulation.

      8. All Persons, firms, corporations or other entities, including Charter and its stockholders, and the beneficial owners of Charter stock, whether or not such Persons appeared in these Derivative Actions, are forever barred from prosecuting any and all Released Claims on behalf of Charter against the Released Derivative Parties.

      9. Upon the Effective Date, except as set forth in paragraph 13 below, the Settling Derivative Plaintiffs shall release, relinquish and discharge, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Released Derivative Parties from all Released Claims (including Unknown Claims), and from all claims (including Unknown Claims), arising out of, relating to, or in connection with the defense, or resolution of the Derivative Actions or the Released Claims.

      10. Upon the Effective Date, each of the Settling Derivative Defendants shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged the Settling Derivative Plaintiffs and Derivative Plaintiffs' Counsel from the filing and prosecution of any lawsuit or claim by the Settling Derivative Defendants based on any claims (including Unknown Claims) alleged or which could have been alleged in the Derivative Actions against the Settling Derivative Plaintiffs or Derivative Plaintiffs' Counsel arising out of, relating to, or in connection with the commencement, prosecution, assertion or resolution of the Derivative Actions or the Released Claims.

      11. Upon the Effective Date, except as set forth in paragraph 13 below, the Settling Derivative Defendants and Charter shall be deemed to have released, relinquished and discharged, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged Andersen from all claims arising out of, relating to, or in connection with the defense or resolution of the Derivative Actions.

      12. Upon the Effective Date, except as set forth in paragraph 13 below, Andersen shall be deemed to have released, relinquished and discharged, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged Charter, the Settling Derivative Defendants and all entities owned, affiliated or controlled by them, all current and former Charter directors and officers and each of their respective agents, employees, consultants, insurers, attorneys, advisors, successors, heirs, assigns, executors, personal representatives, marital communities and immediate families from all claims arising out of, relating to, or in connection with the defense or resolution of the Derivative Actions.

      13. However, in an abundance of caution and to avoid any representation to the contrary (but not to expand by implication the scope of this release), nothing in the Stipulation or the Judgment shall constitute a release of any of the following claims: (a) any claim between Charter and any current or former Charter employee regarding indemnification, advancement, and/or recoupment of fees, costs, and expenses; (b) any claim under state law between Charter and David L. McCall relating to (without limitation) any allegation of self-dealing, usurpation of corporate opportunities, fraud, or conversion in connection with McCall's performance of his duties as an officer of Charter; or (c) any claim regarding, relating to, or arising from, directly or indirectly, the "Equity Put" dispute arising from the acquisition of the cable systems owned by Bresnan Communications Company Limited Partnership in February 2000, as discussed on pages 112-113 of Charter's 2004 10-

K; provided, however, that this shall not affect the release of any claims brought derivatively on behalf of Charter, as set forth in paragraph 9 above.

      14. Nothing in this Judgment shall preclude any action to enforce the terms of the Stipulation.

      15. Derivative Plaintiffs' Counsel are hereby awarded fees, expenses, and disbursements in the amount of $___________________, with such payments to be made in accordance with the terms of the Stipulation.

      16. Neither the Stipulation nor the settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any released claim, or of any wrongdoing or liability of the Settling Derivative Parties, or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Settling Derivative Parties in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. Released Derivative Parties under the Stipulation or any of its integrated agreements may file the Stipulation, its integrated agreements, and/or the Judgment from the Derivative Actions in any other action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any theory of claim preclusion or issue preclusion or similar defense or counterclaim. The Settling Derivative Parties may file the Stipulation and any of its integrated agreements in any proceeding brought to enforce any of their terms or provisions.

      17. Without affecting the finality of this Judgment in any way, the Court reserves exclusive and continuing jurisdiction over the Federal Court Derivative Action, including, without limitation, the Settling Derivative Parties and all Charter stockholders for the purposes of: (a) supervising the implementation, enforcement, construction, and interpretation of the Stipulation and its integrated agreements; and (b) other matters related or ancillary to the foregoing.

      18. In the event that the Effective Date does not occur or the Stipulation is terminated by the Settling Derivative Parties in accordance with its terms, then this Judgment shall be rendered null and void and shall be vacated; and in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation.

      IT IS SO ORDERED.

DATED: __________________               _________________________________

                                        THE HONORABLE CHARLES A. SHAW
                                        UNITED STATES DISTRICT JUDGE

Submitted by:

WECHSLER HARWOOD LLP
Robert I. Harwood, Esq.
488 Madison Avenue, 8th Floor
New York, NY 10022

Attorneys for Plaintiff Arthur J. Cohn

SCHIFFRIN & BARROWAY, LLP
Eric L. Zagar, Esq.
Three Bala Plaza East, Suite 400
Bala Cynwyd,PA 19004

Attorneys for Plaintiff Kenneth R. Stacey

IRELL & MANELLA LLP
David Siegel, Esq.
David Schwarz, Esq.
1800 Avenue of the Stars, Suite 900
Los Angeles, CA 90067-4276

Attorneys for Nominal Defendant Charter
Communications, Inc. and current or former directors
Ronald L. Nelson, Marc B. Nathanson, Nancy B. Peretsman,
William D. Savoy, John H. Tory,
Carl E. Vogel, and Larry W. Wangberg

THOMPSON COBURN LLP
Roman P. Wuller, Esq.
Stephen B. Higgins, Esq.
One US Bank Plaza
St. Louis, MO 63101

Attorneys for Nominal Defendant Charter Communications, Inc.

FOSTER PEPPER & SHEFELMAN PLLC
Timothy J. Filer, Esq.
1111 Third Avenue
Suite 3400
Seattle, WA 98101

DORSEY & WHITNEY, LLP
Peter S. Ehrlichman, Esq.
1420 Fifth Avenue
Suite 3400
Seattle, Washington 98101

Attorneys for Defendant Paul G. Allen

BRYAN CAVE, LLP
Edward L. Dowd, Jr., Esq.
James F. Bennett, Esq.
One Metropolitan Square
211 North Broadway
St. Louis, MO 63102

Attorneys for Defendant Carl E. Vogel

MAYER, BROWN, ROWE & MAW LLP
Jonathan C. Medow, Esq.
John J. Tharp, Esq.
190 South LaSalle St.
Chicago, IL 60603

Attorneys for Defendant Arthur Andersen LLP

                                    EXHIBIT C

                      CHARTER AND UNDERWRITERS SETTLEMENT

                          AGREEMENT AND MUTUAL RELEASE

                                    EXHIBIT D

                        "CORPORATE GOVERNANCE" TERM SHEET

I. Formal Prohibition on Deliberate Inflation of Subscriber Numbers and Related Matters

      A. Charter will adopt a "zero tolerance policy" on holding disconnects for the purpose of causing a deliberate inflation of subscriber numbers, consistent with the terms of the SEC's Release No. 50098 (July 27, 2004).

            1. This policy will be reflected in a formal, written policy governing the disconnection of late paying subscribers which shall state, inter alia, that Charter shall not keep any "delinquent paying subscribers," as that term shall be defined, on its subscriber rolls for the purpose of increasing reported subscriber numbers.

            2. The policy shall require that Charter shall undertake to disconnect customers who request termination of service in a timely fashion and in a manner consistent with state laws, to the extent applicable.

            3. Charter typically shall disconnect non-paying customer after 60 to 75 days, and shall write off or refer for collection any non-paying customers at 90 to 120 days. The implementation of this practice shall be consistent with the Undertakings reflected in the SEC's Release No. 50098 at paragraph E.

            4. Charter's CEO shall announce this policy through a company-wide publication, broadcast, or email, and shall issue quarterly written reminders to all employees regarding Charter's "zero tolerance policy" for holding or "managing disconnects" in order to deliberately inflate subscriber numbers in accordance with paragraph D of the SEC's Release No. 50098.

      B. Charter's Corporate Director, Credit and Collections shall monitor the implementation of this policy.

            1. The Corporate Director, Credit and Collections shall develop reports that monitor bad debt on a monthly basis, at a company wide and division level.

            2. These reports shall be provided to the Company's Chief Operating Officer and to the Legal Department.

      C. Charter shall institute an employee bonus program in which subscriber growth is not a factor in bonus consideration.

      D. Charter shall include a disclosure in its quarterly and annual filings with the SEC as to the number of active subscribers whose accounts are more than 60 days, 90 days, and 120 days overdue.

      E. Charter shall instruct its internal auditors to review compliance with Charter's formal disconnect procedures on a quarterly basis and report the findings to its public auditors in connection with its annual audit.

      F. In connection with its budgeting process, Charter shall institute a bottom-up budget process that eliminates industry analysts' projections as a component of setting Charter's budget goals.

II.   Corporate Compliance Program

      A. Charter will provide a copy of its Code of Conduct to all its employees, who shall be instructed to review its contents and to sign a form acknowledging their responsibilities to read and comply with the policies set forth in the Code of Conduct.

      B. All Corporate-level employees who are given new employee training or orientation shall be given ethics training, in which they shall be given a copy of the Code of Conduct.

      C. The Code of Conduct will reflect the Company's "zero tolerance policy" on holding disconnects, consistent with the policy undertakings set forth in Section I above.

      D. The Code of Conduct will require that employees report violations of the Code or other behavior that they believe might be unethical or illegal.

      E. Charter will establish a secure website and toll-free number for employees to report suspected violations of the Code of Conduct.

            1. The website and toll-free number will be accessible to any Charter employee seven days per week.

            2. The website and toll-free number will be managed by an outside company.

            3. Reports will be kept anonymous or open, depending on the reporter's preference.

            4. The Chief Compliance Officer shall have overall responsibility for the website and toll-free number.

      F.    The Corporate Compliance Committee

            1. Charter will institute a Corporate Compliance Committee to oversee the Corporate Compliance Program.

            2.    The Committee will meet on a quarterly basis.

            3. The Committee will evaluate complaints, conduct investigations with the assistance of outside counsel, and when necessary make disciplinary recommendations.

            4. The Committee will be chaired by the Chief Compliance Officer, who shall be the Company's General Counsel or another senior officer, as selected by the Chief Executive Officer.

            5. Other members of the Committee may include a Deputy Compliance Officer appointed by the Chief Compliance Officer, the head of Charter's Human Resources Department, some selected divisional vice presidents in charge of Human Resources, and the head of Corporate Audit Services.

            6. The Chief Compliance Officer will report quarterly on the activities of the Compliance Committee to the Board of Directors' Audit Committee and, as necessary, to the Disclosure Committee.

III. Disclosure Committee

      A. Charter will institute and maintain a Disclosure Committee to better ensure that the Company's SEC filings are materially correct and in material compliance with SEC regulations.

            1. The Company's Chief Financial Officer or some other senior executive to be selected by the CEO will be the Chairman of the Disclosure Committee.

            2. The Chairman will select the other members of the Committee, who shall have access to individuals representing the operations, legal, financial, financial reporting, internal audit, and government relations functions. As needed, the Chairman may seek assistance from outside counsel.

            3. The Chairman of the Disclosure Committee shall appoint monitors who shall interview key executives with respect to their areas of responsibility with a view to its disclosure requirements, including without limitation, identification of known trends and uncertainties in the Company's business that are reasonably likely to have a material effect on its financial condition and results of operations.

      B. The Disclosure Committee will meet at least on a quarterly basis to review the Company's periodic filings with the SEC. The Disclosure Committee should also meet in connection with any registration statements filed under the Securities Act of 1933 by the Company (other than those on Form S-8 or other similar filings).

IV. Audit Committee

      A.    Committee Membership

            1. The Audit Committee shall consist of no fewer than three members of the Board of Directors. Requirements for membership on the Audit Committee shall be as follows: (a) each member shall satisfy applicable SEC, regulatory, and statutory independence, non-affiliation, maximum stock ownership and financial literacy requirements and shall not have a relationship with the Company which would impair his or her independence; and (b) if required by NASDAQ rules, at least one member shall satisfy the financial expert requirements. When appointing the members of the Audit Committee, the Board shall make an affirmative determination as to satisfaction of these requirements.

            2. The Board shall appoint the members of the Audit Committee annually and shall designate the Chairman of the Audit Committee. The members of the Audit Committee shall serve until their successors are appointed and qualified. The Board shall have the power at any time to change the membership of the Audit Committee and to fill vacancies in it, subject to such new member(s) satisfying the requirements for Audit Committee membership.

      B.    Administrative Matters

            1. Audit Committee members may not receive, directly or indirectly, any consulting, advisory or other compensatory fees (as proscribed by applicable SEC or NASDAQ rules) from the Company or any subsidiary thereof, other than for Board or Board committee service.

            2. The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee shall meet in executive session separately with management and a representative of the Company's internal audit at least annually, and with the registered public accountants at least quarterly. The Audit Committee may request that any officer or employee of the Company or the Company's outside counsel or registered public accountants attend a meeting of the Audit Committee or meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall make regular reports to the Board.

            3. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall periodically review the Audit Committee's own performance, but in no event less frequently than required by any applicable NASDAQ rules.

            4. The Audit Committee shall have the authority, at the Company's expense, and to the extent it deems necessary or appropriate, to retain and determine funding for special legal, accounting or other consultants to advise the Audit Committee with respect to its duties and obligations and to conduct or authorize investigations into any matters within its scope of responsibilities.

            5. The Audit Committee shall prepare the audit committee report required by the rules of the SEC to be included in the Company's annual proxy statement.

            6. The Audit Committee shall receive 4 hours of training related to corporate governance issues each year.

      C.    Committee Authority And Responsibilities

            2. The Audit Committee shall have the sole authority to appoint, retain, compensate and oversee the registered public accountants (subject, if applicable, to Board and/or shareholder ratification), and shall approve in advance all fees and terms for both the audit engagement and all non-audit engagements with registered public accountants, provided that any such non-audit services shall not be prohibited by Section 10A of the Securities Exchange Act of 1934, as amended. Pre-approvals of non-audit services may be delegated to a single member of the Audit Committee provided that any pre-approvals made by the Audit Committee's designee shall be presented at the Audit Committee's next regularly scheduled meeting. The Audit Committee shall consult with management but shall not delegate these responsibilities to management.

            3. In its capacity as a committee of the Board, the Audit Committee shall be directly responsible for the oversight of the work of the registered public accounting firm (including resolution of disagreements between management and the public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, and the registered public accounting firm shall report directly to the Audit Committee.

            4. In performing its functions, the Audit Committee shall undertake those tasks and responsibilities that, in its judgment, would most effectively contribute and implement the purposes of the Audit Committee. The following functions are some of the common recurring activities of the Audit
                  Committee:

                  (a) Periodic Reports and the Disclosure Process. On a quarterly basis, review and discuss with management, internal audit and the registered public accountants: the Company's annual audited financial statements; the registered public accountants' reviews of the quarterly financial statements; disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations;" the matters required to be discussed pursuant to Statement on Auditing Standards No. 61; significant deficiencies and material weaknesses in the design or operation of internal controls and procedures for financial reporting, any changes made or proposed to such controls and procedures, and any fraud by any person involved therewith; and any reports of the registered independent accountants and disclosures concerning internal controls and procedures for financial reporting and disclosure controls and procedures and offer certifications required by SEC rules and the underlying matters related to such disclosures.

                  (b) Review of Accounting Matters. Review and discuss with management and the registered public accountants, as applicable: (1) major issues regarding accounting principles, alternative accounting treatments, accounting estimates and financial statement presentations and disclosures; (2) major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (3) any material written communications between the registered public accounting firm and management; (4) any problems, difficulties or differences (including adjustments) encountered in the course of the audit work and management's response.

                  (c) Financial Risk Exposure. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

                  (d) Internal Audit Review. With respect to the Company's internal auditing and controls, on an annual basis, the Audit Committee shall review: (1) the composition of the Company's internal audit staff; (2) the risk assessment process, scopes and procedures to determine whether they are adequate to attain the internal audit objectives, as determined by management; (3) the internal audit plan developed by the Company and explanations of deviations therefrom and proposed changes thereto; (4) significant fraud or regulatory non-compliance; and (5) any difficulties encountered by internal audit in the course of their audits.

                  (e) Tax Matters. Review tax compliance and issues with internal tax staff and external advisors, as needed.

                  (f) Relationship With Registered Independent Accountants. Evaluate the qualifications, performance and independence of the registered public accountants. The Audit Committee shall establish procedures for the engagement of the registered public accountants to provide non-audit services.

                  (g) Related Party Transactions. Review and approve all related party transactions, unless otherwise approved by the Board of Directors or a committee thereof in accordance with applicable law and NASDAQ rules.

V.    Other Provisions

      A. Charter will be required to implement and maintain these reforms for a period of three years following approval of the settlement.

      B. In the event the Company determines, in the exercise of its fiduciary duties, that maintaining any of the foregoing undertakings is having or could have a negative impact on the Company, it shall be empowered to modify or eliminate such reform, provided, however, that any modification shall be approved by a majority of the independent members of the Board of Directors or a committee thereof, which shall propose, within 30 days following the Board's determination, a good faith alternative to the reform that has been modified or eliminated, should the circumstances dictate that such maintenance is inappropriate.

                          UNITED STATES DISTRICT COURT
                          EASTERN DISTRICT OF MISSOURI
                                EASTERN DIVISION

ARTHUR J. COHN, Derivatively on Behalf of
Nominal Defendant CHARTER
COMMUNICATIONS, INC.,

                  Plaintiffs,

      v.

RONALD L. NELSON, PAUL G. ALLEN,         No. 4:03-CV-00177-ERW
MARC B. NATHANSON, NANCY B.
PERETSMAN, WILLIAM D. SAVOY, JOHN H.
TORY, CARL E. VOGEL, and LARRY W.
WANGBERG,

                  Defendants,

and

CHARTER COMMUNICATIONS, INC.,

           Nominal Defendant.

               [PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT
                   AND APPROVING THE FORM AND MANNER OF NOTICE

                                    EXHIBIT E

      The Court has received the Stipulation of Settlement (the "Stipulation"), dated as of January 24, 2005 that has been entered into by the Settling Derivative Parties. The Court has reviewed the Stipulation and its attached exhibits, and, good cause appearing,

      IT IS HEREBY ORDERED as follows:

      1. The Court, for purposes of this preliminary order (the "Notice Order"), adopts all defined terms as set forth in the Stipulation.

      2. The Court preliminarily approves the settlement of the Derivative Actions as set forth in the Stipulation.

      3. The Court approves as to form and content, and for distribution to Settlement Class Members, the Notice of Pendency and Settlement of Derivative Actions (the "Notice"), substantially in the form of Exhibit E-1 hereto, and for publication of a Summary Notice of Proposed Settlement of Derivative Actions (the "Summary Notice"), substantially in the form of Exhibit E-2.

      4. Pending resolution of these settlement proceedings, Settling Derivative Plaintiffs and all other Charter stockholders, whether directly, representatively, or in any other capacity, whether or not such persons have appeared in any of the Derivative Actions, shall not institute or prosecute any claims against the Settling Derivative Defendants, Andersen, or the Released Derivative Parties which have been or could have been asserted in the Derivative Actions, or that arise out of all or any part of the subject matter of this litigation.

      5. Derivative Plaintiffs' Counsel is hereby authorized to retain the firm of Berdon LLP as Claims Administrator to supervise and administer the notice procedures.

      6. Derivative Plaintiffs' Counsel shall make reasonable efforts to identify all Persons who are Charter stockholders, including beneficial owners whose shares of Charter common stock are held by banks, brokerage firms, or other nominees. Derivative Plaintiffs' Counsel shall cause the Claims Administrator to send the Notice by first class mail to all Persons who are holders of Charter common stock as of January 24, 2005. The mailing of the Notice form shall commence on or before _______________, 2005 (the "Notice Date"). Pursuant to the Notice, each nominee shall either: (1) send the Notice to the Charter stockholders for which they act as nominee by first class mail within ten (10) days after the nominee receives the Notice; or (2) send a list of the names and addresses of such beneficial owners to the Claims Administrator within ten (10) days after the nominee receives the Notice and, in the event of the latter, the Claims Administrator shall send by first class mail the Notice to all Charter stockholders who are on the list received from the nominee. The Claims Administrator shall, if requested, reimburse banks, brokerage houses or other nominees out of the Class Action Settlement Cash (such payments to be charged against the contribution of each Class Action Settling Defendant in proportion to the contribution of each to the Class Action Settlement Cash) solely for their reasonable out-of-pocket expenses incurred in providing notice to beneficial owners who are Charter stockholders, which expenses would not have been incurred except for the sending of such notice, subject to further order of this Court with respect to any dispute concerning such compensation.

Derivative Plaintiffs' Counsel shall file with the Court and serve upon Settling Derivative Defendants' counsel no later than seven (7) days prior to the Settlement Hearing an affidavit or declaration describing the efforts taken to comply with this order and stating that the mailings have been completed in accordance with the terms of this Notice Order.

      7. Within ten (10) business days of the Notice Date, Derivative Plaintiffs' Counsel shall publish a Summary Notice substantially in the form of Exhibit E-2 hereto once in The Wall Street Journal, and shall distribute said Summary Notice twice through an Internet wire service. Derivative Plaintiffs' Counsel shall file with the Court and serve upon Settling Derivative Defendants' counsel no later than seven (7) days prior to the Settlement Hearing an affidavit or declaration stating that the Summary Notice has been published in accordance with the terms of this order.

      8. The Court finds that dissemination of the Notice and Proof of Claim in the manner required by 6 herein, and publication of the Summary Notice in the manner required by 7 herein, constitute the best notice practicable under the circumstances to Charter stockholders and meet the requirements of Missouri law, due process under the United States Constitution, and any other applicable law.

      9. Any Charter stockholder who objects to the settlement of the Derivative Actions or the adequacy of representation by Derivative Plaintiffs' Counsel shall have a right to appear and be heard at the Settlement Hearing. Any Charter stockholder may enter an appearance through counsel of such stockholder's own choosing and at such stockholder's own expense or may appear on their own. However, no Charter stockholder shall be heard at the Settlement Hearing unless, on or before _______________, 2005, such Person has filed with the Court a written notice of objection, and the grounds for opposing the Settlement or application for attorneys' fees, costs and expenses, along with proof of ownership of Charter stock, and delivered a copy to the following counsel:
Wechsler Harwood LLP, Robert I. Harwood, Esq., 488 Madison Avenue, 8th Floor, New York, NY 10022; Schiffrin & Barroway, LLP, Eric L. Zagar, Esq., Three Bala Plaza East, Suite 400, Bala Cynwyd, PA 19004; Irell & Manella LLP, David Siegel, Esq., David Schwarz, Esq., Craig Varnen, Esq., 1800 Avenue of the Stars, Suite 900, Los Angeles, CA 90067; and Mayer, Brown, Rowe & Maw LLP, Jonathan C. Medow, Esq., John J. Tharp, Jr., Esq., 190 South LaSalle St., Chicago, IL 60603. The manner in which a notice of objection must be prepared, filed, and delivered shall be stated in the Notice. Only Charter stockholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

      10. All costs of notice associated with the implementation of the Settlement shall be paid out of the Class Action Settlement Cash paid by or on behalf of Settling Class Action Defendants, in proportion to their contribution thereto.

      11. A Settlement Hearing will be held on ______________, 2005, at _____ _.m. before this Court to determine whether the proposed settlement of the Derivative Actions as set forth in the Stipulation, should be approved as fair, just, reasonable and adequate as to each of the Settling Derivative Parties, and whether the Final Judgment approving the

Settlement should be entered. The Court may adjourn or continue the Settlement Hearing without further notice to the Charter stockholders.

      12. Derivative Plaintiffs' Counsel's application for an award of attorneys' fees, costs, and expenses will be heard by the Court in connection with the Class Action Settlement.

      13. No later than seven (7) days before the Settlement Hearing, all briefs supporting the Settlement shall be served and filed.

      14. Neither the Stipulation nor the settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Settling Derivative Defendants, Andersen, or their Related Parties; or (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Settling Derivative Defendants or Andersen in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal.

      15. All proceedings in the Federal Court Derivative Action as to the Settling Derivative Defendants are stayed until further order of the Court, except as may be necessary to implement the settlement or comply with the terms of the Stipulation.

      16. The Court may, for good cause, extend any of the deadlines set forth in this order without further notice to Charter stockholders.

DATED: __________________                   _____________________________

                                            THE HONORABLE CHARLES A. SHAW
                                            UNITED STATES DISTRICT JUDGE

Submitted by:

WECHSLER HARWOOD LLP
Robert I. Harwood, Esq.
488 Madison Avenue, 8th Floor
New York, NY 10022

Attorneys for Plaintiff Arthur J. Cohn

SCHIFFRIN & BARROWAY, LLP
Eric L. Zagar, Esq.
Three Bala Plaza East, Suite 400
Bala Cynwyd, PA 19004

Attorneys for Plaintiff Kenneth R. Stacey

IRELL & MANELLA LLP
David Siegel, Esq.
David Schwarz, Esq.
1800 Avenue of the Stars, Suite 900
Los Angeles, CA 90067-4276

Attorneys for Nominal Defendant Charter
Communications, Inc. and current or former directors
Ronald L. Nelson, Marc B. Nathanson, Nancy B. Peretsman,
William D. Savoy, John H. Tory,
Carl E. Vogel, and Larry W. Wangberg

THOMPSON COBURN LLP
Roman P. Wuller, Esq.
Stephen B. Higgins, Esq.
One US Bank Plaza
St. Louis, MO 63101

Attorneys for Nominal Defendant Charter Communications, Inc.

FOSTER PEPPER & SHEFELMAN PLLC
Timothy J. Filer, Esq.
1111 Third Avenue
Suite 3400
Seattle, WA 98101

DORSEY & WHITNEY, LLP
Peter S. Ehrlichman, Esq.
1420 Fifth Avenue
Suite 3400
Seattle, Washington 98101

Attorneys for Defendant Paul G. Allen

BRYAN CAVE, LLP
Edward L. Dowd, Jr., Esq.
James F. Bennett, Esq.
One Metropolitan Square
211 North Broadway
St. Louis, MO 63102

Attorneys for Defendant Carl E. Vogel

MAYER, BROWN, ROWE & MAW LLP
Jonathan C. Medow, Esq.
John J. Tharp, Esq.
190 South LaSalle St.
Chicago, IL 60603

Attorneys for Defendant Arthur Andersen LLP

                          UNITED STATES DISTRICT COURT
                          EASTERN DISTRICT OF MISSOURI
                                EASTERN DIVISION

ARTHUR J. COHN, Derivatively on Behalf of
Nominal Defendant CHARTER
COMMUNICATIONS, INC.,

                  Plaintiffs,

      v.

RONALD L. NELSON, PAUL G. ALLEN,          No. 4:03-CV-00177-ERW
MARC B. NATHANSON, NANCY B.
PERETSMAN, WILLIAM D. SAVOY, JOHN H.
TORY, CARL E. VOGEL, and LARRY W.
WANGBERG,

                  Defendants,

and

CHARTER COMMUNICATIONS, INC.,

           Nominal Defendant.

            NOTICE OF PENDENCY AND SETTLEMENT OF DERIVATIVE ACTIONS

                                   EXHIBIT E-1

NOTICE OF PENDENCY AND SETTLEMENT OF DERIVATIVE ACTIONS

TO: ALL HOLDERS OF CHARTER COMMUNICATIONS, INC. COMMON STOCK AS OF JANUARY 24, 2005:

      PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THIS LITIGATION. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF SHAREHOLDERS' DERIVATIVE ACTIONS AND CLAIMS ASSERTED THEREIN.

      HOLDERS OF CHARTER COMMUNICATIONS, INC. COMMON STOCK AS OF JANUARY 24, 2005 ARE ENTITLED TO OBJECT, IF THEY DESIRE, TO THE SETTLEMENT OF THE DERIVATIVE CLAIMS AS DESCRIBED HEREIN. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, OR ADEQUACY OF THE PROPOSED SETTLEMENT, AND FROM PURSUING THE SETTLED CLAIMS, INCLUDING THE RELEASED CLAIMS.

      This Notice has been sent to you pursuant to an Order of the United States District Court, Eastern District of Missouri (the "Court"). The purpose of this notice is to inform you that the above-entitled action is now pending in the Court and the parties thereto have reached a settlement which would fully, finally and forever resolve the Released Claims (including Unknown Claims), as defined herein, on the terms and conditions summarized in this Notice and as set forth in full in the Stipulation of Settlement dated as of ___________, 2005 (the "Stipulation").

      This Notice is not intended and should not be construed as an expression of any opinion by the Court with respect to the truth of the allegations of the claims in the Derivative Actions or the merits of the claims or defenses asserted. This Notice is merely to advise you of the pendency and proposed settlement of the Derivative Actions and of your rights thereunder.

      For further information regarding this settlement you may contact: Robert
I. Harwood, Esq., Wechsler Harwood LLP, 488 Madison Avenue, 8th Floor, New York, New York 10022; or Eric L. Zagar, Esq., Schiffrin & Barroway, LLP, Three Bala Plaza East, Suite 400, Bala Cynwyd, PA 19004.

I.    NOTICE OF HEARING ON PROPOSED SETTLEMENT

      A settlement hearing will be held on ___________, 2005, at ____,_.m., before the Honorable Charles A. Shaw, United States District Judge, at the United States Courthouse, 111 South 10th Street, Suite 12.148, St. Louis, MO 63102 (the "Settlement Hearing"). The purpose of the Settlement Hearing will be to determine: (1) whether the proposed settlement of the Derivative Actions, as set forth in the Derivative Stipulation on file with the Court, should be approved by the Court as fair, reasonable and adequate to Charter and its shareholders; and (2) whether judgment should be entered, dismissing the Federal Court Derivative Action with prejudice as against all Settling Derivative Defendants (which judgment will also require and be conditioned upon the dismissal of the State Court Derivative Actions with prejudice). The Settlement Hearing may be continued or adjourned from time to time by the Court at the Settlement Hearing or any continued or adjourned session thereof without further notice.

II.   DEFINITIONS USED IN THIS NOTICE

      1. "Andersen" shall mean Defendant Arthur Andersen LLP, AWSC Societe Cooperative, en liquidation, and all of their past and present member firms, and all of their respective current and former partners, members, principals, participating principals, national directors, managing or other agents, management personnel, officers, directors, shareholders, administrators, servants, employees, consultants, advisors, insurers, reinsurers, attorneys, accountants, representatives, parent companies, subsidiaries, related entities, divisions, affiliates, predecessors, successors and assigns, along with the heirs, spouses, executors, administrators, insurers, reinsurers, representatives, estates, successors and assigns of any such persons or entities.

      2. "Class Action Settlement Cash" shall mean the principal amount of $66.25 million in cash to be paid for and on behalf of the Settling Class Action Defendants pursuant to the settlement of the Class Action.

      3. "Company" or "Charter" shall mean defendant Charter Communications, Inc., a Delaware corporation, and all of its predecessors, successors, present and former parents, subsidiaries, divisions, and related or affiliated entities.

      4. "Derivative Plaintiffs' Counsel" shall mean all counsel of record who entered an appearance in the Derivative Actions.

      5. "Derivative Settlement Counsel" shall mean Wechsler Harwood LLP and Schiffrin & Barroway, LLP.

      6. "Final" shall mean, with respect to the Judgment, the stipulated judgment dismissing with prejudice the State Court Derivative Actions, or the judgment(s) entered dismissing the Class Action with prejudice (collectively, the "Judgments"), that one of the following events has occurred: (1) the time for appealing the Judgments has expired; (2) following a final affirmance on appeal of the Judgments, the time to seek further discretionary review (including, without limitation, from the United States Supreme Court) has expired, or if discretionary review is allowed, such discretionary review proceedings are subsequently dismissed with prejudice or the Judgments are finally affirmed on discretionary review; or (3) following a final dismissal of an appeal from the Judgments, the time to seek further discretionary review (including, without limitation, from the United States Supreme Court) has expired, or if discretionary review is allowed, such discretionary review proceedings are subsequently dismissed with prejudice or the dismissal being challenged is itself finally affirmed on discretionary review. Any proceeding or order, or any appeal or appeal for a writ of certiorari pertaining solely to any plan of allocation and/or application for attorneys' fees, costs or expenses, shall not in any way delay or preclude the Judgments from becoming Final.

      7. "Judgment" shall mean the judgment to be rendered by the Court dismissing the Federal Court Derivative Action with prejudice, substantially in the form and content attached to the Stipulation as Exhibit B.

      8. "Person" shall mean an individual, corporation (including all divisions and subsidiaries), partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, and assigns.

      9. "Released Claims" shall collectively mean all claims (including "Unknown Claims" as defined in 16 below), demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, whether in contract, tort, equity or otherwise, whether or not concealed or hidden, asserted or that might have been asserted in this or any other forum or proceeding, including, without limitation, claims for negligence, gross negligence, indemnification, breach of duty of care and/or breach of duty of loyalty, fraud, misrepresentation, breach of fiduciary duty, negligent misrepresentation, unfair competition, insider trading, professional negligence, mismanagement, corporate waste, breach of contract, or violations of any state or federal statutes, rules or regulations, including but not limited to any claims that arise from or relate to the matters or occurrences that were or could have been alleged in the Derivative Actions, or any claims related to the public disclosures or the transactions referenced therein, however described, through and including the period of time from the alleged date of the commencement of the class period (as set forth in the Class Action Settlement) until the date of the execution of the Stipulation by Settling Derivative Plaintiffs against the Released Derivative Parties (as defined in 10 below) which have been or could have been alleged in any of the Derivative Actions up through and including the date the Stipulation is signed.

      10. "Released Derivative Parties" shall mean each and every one of the following: the Settling Derivative Defendants and all entities owned, affiliated or controlled by them, all current and former Charter directors and officers and each of their respective agents, employees, consultants, insurers, attorneys, advisors, successors, heirs, assigns, executors, personal representatives, marital communities and immediate families, and Andersen.

      11. "Settling Class Action Defendants" shall mean Charter, Paul G. Allen, Jerald L. Kent, Carl E. Vogel, Kent Kalkwarf, David G. Barford, Paul E. Martin, David L. McCall, Bill Shreffler, Chris Fenger, James H. Smith III, and Andersen (to the extent the Court approves the Settlement with Andersen in the Class Action (the "Andersen Settlement") and the Andersen Settlement becomes Final pursuant to its terms).

      12. "Settling Class Action Parties" shall mean Class Action Plaintiff and Settling Class Action Defendants.

      13. "Settling Derivative Defendants" shall mean Ronald L. Nelson, Paul G. Allen, Marc B. Nathanson, Nancy B. Peretsman, William D. Savoy, John H. Tory, Carl E. Vogel, and Larry W. Wangberg.

      14. "Settling Derivative Parties" shall mean Settling Derivative Defendants, Settling Derivative Plaintiffs, and Andersen.

      15. "Settling Derivative Plaintiffs" shall mean Arthur J. Cohn, Kenneth Stacey, Aaron Cane, and Thomas Schimmel on behalf of themselves and derivatively on behalf of Charter.

      16. "Unknown Claims" shall mean any Released Claims which the Settling Derivative Plaintiffs do not know or suspect to exist in his, her or its favor at the time of the release of the Released Derivative Parties which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Derivative Parties, or might have affected his, her or its decision not to object to, or opt out of, this Settlement. With respect to any and all Released Claims, the Settling Derivative Parties stipulate and agree that the Settling Derivative Plaintiffs expressly waive and relinquish, and by operation of the Judgment shall have expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which provides:

      A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

      The Settling Derivative Plaintiffs expressly waive, and by operation of the Judgment shall have waived, any and all provisions, rights and benefits conferred by any law of the United States or of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Section 1542 of the California Civil Code. The Settling Derivative Plaintiffs may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but each of them hereby stipulate and agree that the Settling Derivative Plaintiffs do settle and release, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Derivative Parties acknowledge that the foregoing waiver was bargained for and a key element of the Settlement of which this release is a part.

III.  SUMMARY OF THE DERIVATIVE ACTIONS AND RELATED LITIGATION

      1.    BACKGROUND

      Charter is a broadband communications company. The Company provides analog video, digital video, cable modem, and telephony services to more than 6 million customers residing in 37 different states. Charter is headquartered in St. Louis, Missouri. Andersen served as Charter's outside auditor for fiscal years 1999-2001.

      On July 18, 2002, a Merrill Lynch analyst issued a report that questioned several of Charter's accounting practices, including the capitalization of certain customer service representative costs. The following day, the price of Charter's common stock declined from $4.06 per share to $3.50 per share.

      On August 16, 2002, Charter announced that the U.S. Attorney's Office for the Eastern District of Missouri had initiated a grand jury investigation into certain of Charter's operations. The day after this announcement, the price of Charter's common stock declined from $2.71 per share to $2.53 per share.

      On April 1, 2003, Charter announced that it was restating its financial reports for 2000 and 2001, and the first three quarters of 2002.

      On July 24, 2003, a Grand Jury indicted David G. Barford, Kent Kalkwarf, David L. McCall, and James H. Smith, III for a conspiracy allegedly carried out from May 2001 through March 2002 to inflate Charter's subscriber numbers and subscriber growth numbers. It further charged Messrs. Barford and Kalkwarf with causing Charter to enter into allegedly sham agreements with Scientific-Atlanta, Inc. ("Scientific-Atlanta") and Motorola, Inc. ("Motorola") in the Fall of 2000. Messrs. McCall, Barford, Smith, and Kalkwarf pled guilty to one count of conspiracy to commit wire fraud to inflate Charter's subscriber numbers.

      On July 27, 2004, the Securities and Exchange Commission ("SEC") filed an Order Instituting Cease-And-Desist Proceedings, Makings Findings, And Imposing A Cease-And-Desist Order Pursuant to Section 21C of the Securities Exchange Act of 1934 (the "SEC Order") on the consent of Charter, which neither admitted nor denied the allegations therein, regarding certain subscriber count practices and accounting for certain agreements with Motorola and Scientific-Atlanta. The SEC Order did not allege any wrongdoing regarding Charter's accounting, except with respect to the agreements with Motorola and Scientific-Atlanta.

      2.    THE DERIVATIVE ACTIONS

      On or after September 12, 2002, three shareholder derivative actions were filed in the Circuit Court for the City of St. Louis (the "State Court"), captioned Kenneth Stacey, Derivatively on Behalf of Nominal Defendant Charter Communications, Inc. v. Ronald L. Nelson, et al., and Charter Communications, Inc., No. 022-10625, Aaron Cane, Derivatively on behalf of Nominal Defendant Charter Communications, Inc., v. Ronald L. Nelson, et al., and Charter Communications, Inc., No. 022-11450, and Thomas Schimmel v. Paul Allen, et al., and Charter Communications, Inc., No. 044-00858 (the "State Court Derivative

Actions"). On December 17, 2002, the Court granted Stacey and Cane's motion to:
(1) consolidate the State Court Derivative Actions; and (2) appoint Schiffrin & Barroway, LLP, as Lead Counsel in the State Court Derivative Actions.

      On February 12, 2003, a shareholder derivative action was filed in the United States District Court for the Eastern District of Missouri, captioned Arthur J. Cohn, Derivatively on behalf of Nominal Defendant Charter Communications, Inc. v. Ronald L. Nelson, et al., and Charter Communications, Inc., Case No. 4:03CV00177 ERW (the "Federal Court Derivative Action," and together with the State Court Derivative Actions, the "Derivative Actions").

      The Complaints in the Derivative Actions named as defendants the following former and/or current officers and members of Charter's Board of Directors:
Ronald L. Nelson, Paul G. Allen, Marc B. Nathanson, Nancy B. Peretsman, William
D. Savoy, John H. Tory, Carl E. Vogel, and Larry W. Wangberg. The Complaints in the State Court Derivative Actions also named Andersen as a defendant. Generally, Plaintiffs in the Derivative Actions alleged that the Charter Board of Directors breached fiduciary duties owed to Charter and its shareholders by, among other things, causing or allowing the Company to disseminate to the market materially misleading inaccurate information, placing their own personal interests above the Company's, failing to prevent the Company and its officers and directors from committing acts which would, and did, injure the Company, and failing to establish and maintain adequate internal accounting controls at the Company.

      By agreement of all the parties, all formal proceedings in the Derivative Actions were voluntarily stayed pending resolution of Motions to Dismiss in the Class Action (as defined below).

      3.    THE CLASS ACTION

      On or after July 31, 2002, fourteen federal securities class action complaints, including StoneRidge Investment Partners LLC v. Charter Communications, Inc., No. 4:02-CV-1186 CAS, were filed against Charter and various other defendants, including Paul G. Allen, Jerald L. Kent, Carl E. Vogel, Kent Kalkwarf, David G. Barford, Paul E. Martin, David L. McCall, Bill Shreffler, Chris Fenger, James H. Smith III, Scientific-Atlanta, Motorola, and Andersen. These complaints were consolidated, pursuant to order of the Multi-District Litigation Panel, in the U.S. District Court for the Eastern District of Missouri, and captioned In re Charter Communications, Inc. Securities Litigation, MDL Docket No. 1506 (CAS) (the "Class Action").

      By Order dated April 16, 2003, the Court appointed StoneRidge Investment Partners, LLC as lead plaintiff (hereinafter "Class Action Plaintiff"), and appointed Pomerantz Haudek Block Grossman & Gross LLP as lead counsel (hereinafter "Class Action Plaintiff's Counsel").

      Class Action Plaintiff filed an Amended Consolidated Class Action Complaint (the "Class Action Complaint") on August 5, 2003. The Class Action Complaint asserted claims against Charter, various individual defendants, Andersen, Scientific-Atlanta, and Motorola for alleged violations of sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder, and sections 11, 12, and 15 of the Securities Act of 1933. The Class Action Complaint sought recovery for purchasers of Charter common stock during the period of November 8, 1999 through July 17, 2002, and damages through August 16, 2002.

      On August 26, 2003, Charter filed a Motion to Dismiss the Class Action, which Class Action Plaintiff opposed. Other defendants in the Class Action filed Motions to Dismiss between September 8, 2003 to October 17, 2003, which the Class Action Plaintiff also opposed. The hearing on these Motions to Dismiss has been taken off-calendar in light of the Settlement of the Class Action.

      By Memorandum Decision dated October 12, 2004, the Honorable Charles A. Shaw denied the Motion to Dismiss the Amended Complaint against Arthur Andersen LLP, but granted the Motions to Dismiss by Scientific-Atlantic and Motorola. Class Action Plaintiff filed a motion for reconsideration on October 26, 2004, which was denied on December 20, 2004. Class Action Plaintiff has appealed this decision.

      4.    SETTLEMENT NEGOTIATIONS AND MEDIATION

      In or around March 2004, Settling Derivative Plaintiffs and their counsel agreed to coordinate their litigation efforts going forward. At approximately this same time, Derivative Settlement Counsel began a dialogue with counsel for the Settling Derivative Defendants regarding the possible settlement of the Derivative Actions. These discussions, which commenced in or around April 2004, lasted throughout the Summer of 2004. During the course of these discussions, the Settling Derivative Parties exchanged certain non-public information with each other. Thereafter, on August 2, 2004, the Settling Derivative Parties (except Andersen) participated in a joint mediation session with the Settling Class Action Parties (except Andersen). The Honorable Edward A. Infante (Ret.) presided over this joint mediation, which occurred after extensive briefing of Judge Infante by the Settling Class Action Parties and the Settling Derivative Parties. At the August 2, 2004 mediation, all settling parties and Judge Infante discussed, among other things, the respective claims and defenses, expert damages analyses, legal analyses, the discovery and motion practice conducted and expected to be conducted in the Class Action and the Derivative Actions, the evidence expected to be offered by the parties at trial, and other important factual and legal issues and matters relating to the merits of the Class Action and the Derivative Actions.

      The Settling Derivative Plaintiffs and the Settling Derivative Defendants were able to reach an agreement in principle following the August 2, 2004 mediation, which was memorialized in a Memorandum of Understanding (the "MOU") dated August 5, 2004. The substance of the MOU is reflected in and superseded by the Stipulation. Also on August 5, 2004, the Settling Class Action Parties agreed to a Memorandum of Understanding regarding settlement of the Class Action.

      Subsequent to the Court's October 12, 2004 decision, negotiations took place between the Class Action Plaintiff and Andersen that resulted in the agreement whereby all claims and potential claims in the Class Action and the Derivative Actions against Andersen were settled.

      Concurrently with the submission of the Stipulation, the Settling Class Action Parties will submit Stipulations of Settlement for the Class Action to the Court, signed on January 13, 2005 and attached hereto as Exhibit A (without exhibits). The Class Action Settlement is conditioned, among other things, upon this Settlement being approved by the Court, a Judgment being entered that becomes Final, and the dismissal of each of the Derivative Actions with prejudice.

      5.    DISCOVERY, INVESTIGATION, AND RESEARCH CONDUCTED BY DERIVATIVE
            PLAINTIFF

      Derivative Settlement Counsel has conducted a thorough investigation of the facts and legal issues associated with the prosecution and Settlement of the Derivative Actions. This discovery and investigation has included, inter alia:
(1) the retention of a private investigator to assist in ascertaining the nature of the relationships among the Defendants; (2) consultations with various experts, including a corporate governance expert; (3) a comprehensive review of Charter's public filings, annual reports, and other public statements; (4) research into the applicable law with respect to the claims asserted in the Derivative Actions and the potential defenses thereto; (5) inspection of tens of thousands pages of documents produced by Settling Derivative Defendants pursuant to agreement reached during the August 2, 2004 mediation and in the MOU; and (6) participation in various interviews with current and former Charter employees and a current member of Charter's Board of Directors.

IV.   CLAIMS OF THE SETTLING DERIVATIVE PLAINTIFFS AND BENEFITS OF SETTLEMENT

      The Settling Derivative Plaintiffs believe that the claims asserted in the Derivative Actions have merit and that the evidence developed to date in the Derivative Actions supports the claims asserted. The Settling Derivative Plaintiffs assert and believe they would present supporting evidence at trial, that the Charter Board of Directors breached fiduciary duties owed to Charter and its shareholders by, among other things, causing or allowing the Company to disseminate to the market materially misleading inaccurate information through public statements, placing their own personal interests above the Company's, failing to prevent the Company and its officers and directors from committing acts which would, and did, injure the Company, and failing to establish and maintain adequate internal accounting controls at the Company, and failing to adequately supervise Company personnel in the performance of duties relating to, among other things, the public disclosures of the Company, the accounting of certain transactions, including those relating to the purchase of set top boxes from third party suppliers and related party transactions, including those referenced in the Company's public disclosures.

      However, Derivative Settlement Counsel recognize and acknowledge the expense and length of continued proceedings, trial, and appeals. Derivative Settlement Counsel also has taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Actions, as Derivative Settlement Counsel are also mindful of the inherent problems of proof under and possible defenses to the claims asserted in the Derivative Actions, including the defenses asserted by the Settling Derivative

Defendants and Andersen during the litigation, in settlement negotiations, and in the mediation proceedings.

      In light of the foregoing, Derivative Settlement Counsel believe that the Settlement set forth in the Stipulation confers substantial benefits upon Charter. Based on its evaluation, and its substantial experience in this area of the law, Derivative Settlement Counsel has determined that the Settlement set forth in the Stipulation is in the best interests of the Settling Derivative Plaintiffs and Charter.

V. SETTLING DERIVATIVE DEFENDANTS' AND ANDERSEN'S STATEMENT AND DENIALS OF WRONGDOING AND LIABILITY

      The Settling Derivative Defendants and Andersen have denied and continue to deny each and all of the claims and contentions alleged by the Settling Derivative Plaintiffs. The Settling Derivative Defendants and Andersen assert that their conduct was proper and that there was no breach of fiduciary or other duties, deny any liability or wrongdoing whatsoever, including, but not limited to, each of the allegations asserted in the Derivative Actions, assert that the Derivative Actions are subject to a number of procedural defenses, and further assert that Charter has not sustained any damages as a result thereof. Settling Derivative Defendants and Andersen have further asserted, and continue to assert, that at all relevant times, they acted in good faith, and in a manner they reasonably believed to be in the best interests of Charter and its shareholders.

      Nonetheless, the Settling Derivative Defendants and Andersen have concluded that further conduct of the Derivative Actions would be protracted and expensive, and that it is desirable that the Derivative Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation in order to limit further expense, inconvenience and distraction, to dispose of the burden of protracted litigation, and (on the part of the Settling Derivative Defendants) to permit the operation of the Company's business without further distraction and diversion of the Company's executive personnel with respect to matters at issue in the Derivative Actions. The Settling Derivative Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like this litigation.

      The Settling Derivative Defendants and Andersen have, therefore, determined that it is desirable and beneficial to them that the Derivative Actions be settled in the manner and upon the terms and conditions set forth in the Stipulation. The Settling Derivative Defendants and Andersen enter into the Stipulation and Settlement without in any way acknowledging any fault, liability, or wrongdoing of any kind. There has been no adverse determination by any court against any of the Settling Derivative Defendants or Andersen on the merits of the claims asserted by the Settling Derivative Plaintiffs. Neither the Stipulation, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be construed as an admission or concession by any of the Settling Derivative Defendants or Andersen of the merit or truth of any of the allegations or wrongdoing of any kind on the part of any of the Settling Derivative Defendants or Andersen. The Settling Derivative Defendants and Andersen enter into the Stipulation and Settlement based upon, among other things, the parties' agreement herein that, to the fullest extent permitted by law, neither the Stipulation nor any of the terms or provisions, nor any of the negotiations or proceedings connected therewith, shall be offered as evidence in the Derivative Actions or in any pending or future civil, criminal, or administrative action or other proceeding to establish any liability or admission by any of the Settling Derivative Defendants, Andersen, or to any of their respective Related Entities or any other matter adverse to any of the Settling Derivative Defendants, Andersen, or any of their respective Related Entities, except as expressly set forth herein.

VI.   SUMMARY OF TERMS OF THE PROPOSED SETTLEMENT

      In full and final settlement of all claims asserted or referred to in the Derivative Actions, and all claims that have been and could be asserted against the Settling Derivative Defendants and Andersen in the Derivative Actions, the Settling Derivative Defendants agree that the Board of Directors of Charter by amendment to Charter's bylaws, or other means as appropriate, shall adopt the changes regarding corporate governance set forth in Exhibit C to the Stipulation. In addition, the Settling Derivative Plaintiffs helped to confer substantial financial benefits upon Charter, including: (1) helping to preserve and advance payment to Charter of funds from Charter's insurers for payment of defense costs that otherwise may have been borne by Charter and in connection with the resolution of the Class Action; (2) helping to effectuate a global resolution of actions pending against Charter through participation in the mediation and settlement discussions; and (3) helping to ensure that the settlement of the Class Action provided a possibility of a financial benefit to the Company should the price of Charter stock increase above the valuation used for purposes of pricing the equity portion of the consideration in the Class Action settlement.

      The Company and its Board of Directors are satisfied that the foregoing constitutes reasonably equivalent value for the dismissal of the Derivative Actions with prejudice and the release of the Released Claims, and is a fair, reasonable and adequate resolution of the Derivative Actions and the Released Claims on the Company's behalf and is in the best interests of the Company and the Company's shareholders.

VII.  SUMMARY OF DISMISSAL AND RELEASES

      If the proposed Settlement is approved by the Court, the Court will enter Judgment. The Judgment will dismiss the Released Claims (including "Unknown Claims"), with prejudice as to all of the Released Derivative Parties. Claims for violation of the Stipulation (including any exhibits) are preserved.

      The Judgment will further provide for the release of the Released Derivative Parties from all claims (including "Unknown Claims"), arising out of, relating to, or in connection with the defense, or resolution of the Derivative Actions or the Released Claims with prejudice, and for the release of the Settling Derivative Plaintiffs and Derivative Plaintiffs' Counsel from the filing and prosecution of any lawsuit or claim by the Settling Derivative Defendants based on any claims (including "Unknown Claims") alleged or which could have been alleged in the Derivative Actions against the Settling Derivative Plaintiffs or Derivative Plaintiffs' Counsel arising out of, relating to, or in connection with the commencement, prosecution, assertion or resolution of the Derivative Actions or the Released Claims. Finally, the Judgment will provide for the release by Charter and the Settling Derivative Defendants of Andersen from all claims arising out of, relating to, or in connection with the defense, or resolution of the Derivative Actions, and for the release by Andersen of Charter and the Settling Derivative Defendants and all entities owned, affiliated or controlled by them, all current and former Charter directors and officers and each of their respective agents, employees, consultants, insurers, attorneys, advisors, successors, heirs, assigns, executors, personal representatives, marital communities and immediate families from all claims arising out of, relating to, or in connection with the defense, or resolution of the Derivative Actions.

      Upon approval of the Settlement, the State Court Derivative Actions will be dismissed with prejudice, pursuant to a stipulated judgment.

VIII. DERIVATIVE PLAINTIFFS' COUNSEL'S ATTORNEYS' FEES AND REIMBURSEMENT OF COSTS AND EXPENSES

      The Settling Derivative Parties have agreed that an amount up to but no greater than $2.25 million shall be paid to Derivative Plaintiffs' Counsel from the Class Action Settlement Cash, subject to Court approval. Charter and the Settling Derivative Defendants shall not otherwise be liable for any fees or costs incurred by Derivative Plaintiffs' Counsel. Charter agrees that it will not oppose any application submitted in the Class Action by Derivative Plaintiffs' Counsel for attorneys fees, costs and expenses (the "Fee and Expense Application") up to $2.25 million.

IX.   CONDITIONS OF SETTLEMENT

      The Settlement is conditioned upon the occurrence of certain events described in the Stipulation. Those events include, among other things: (1) the entry of the Judgment by the Court, as provided for in the Stipulation; (2) Judgment has become Final; and (3) the dismissal of the Derivative Actions with prejudice. If any of the conditions is not met, the Stipulation might be terminated, and, if terminated, will become null and void, and the Settling Derivative Parties will be restored to their respective positions as of August 4, 2004 (as to the Settling Derivative Defendants) and as of October 12, 2004 (as to Andersen).

X.    THE RIGHT TO BE HEARD AT THE HEARING

      Any Charter stockholder may appear at the Settlement Hearing to show cause why the proposed settlement should not be approved or why a judgment should or should not be entered thereon. Any such Person must submit a written notice of objection including the basis therefore, together with proof of current ownership of Charter common stock, postmarked on or before ____________, 2005, to each of the following:

                  Clerk of the Court
                  United States District Court
                  Eastern District of Missouri
                  111 S. 10th Street, Suite 3.300
                  St. Louis, MO 63102

                  WECHSLER HARWOOD LLP
                  Robert I. Harwood, Esq.
                  488 Madison Avenue, 8th Floor
                  New York, NY 10022

                  Attorneys for Plaintiff Arthur J. Cohn

                  SCHIFFRIN & BARROWAY, LLP
                  Eric L. Zagar, Esq.
                  Three Bala Plaza East, Suite 400
                  Bala Cynwyd, PA 19004
                  Attorneys for Plaintiff Kenneth R. Stacey

                  IRELL & MANELLA LLP
                  David Siegel, Esq.
                  David Schwarz, Esq.
                  Craig Varnen, Esq.
                  1800 Avenue of the Stars, Suite 900
                  Los Angeles, CA 90067-4276

                  Attorneys for Nominal Defendant Charter Communications, Inc. and current for former directors Ronald L. Nelson, Marc B. Nathanson, Nancy B. Peretsman, William D. Savoy, John H. Tory, Carl E. Vogel, and Larry W. Wangberg

                  MAYER, BROWN, ROWE & MAW LLP
                  Jonathan C. Medow, Esq.
                  John J. Tharp, Jr., Esq.
                  190 South LaSalle St.
                  Chicago, IL 60603

                  Attorneys for Defendant Arthur Andersen LLP

      Unless otherwise ordered by the Court, any shareholder of Charter who does not make his, her or its notice of objection in the manner provided shall be deemed to have waived all objections and opposition to the fairness, reasonableness and adequacy of the proposed settlement of the Derivative Actions.

XI.   EXAMINATION OF PAPERS

      This Notice is a summary and does not describe all of the details of the Stipulation. For full details of the matters discussed in this Notice, you may desire to review the Stipulation filed with the Court, which may be inspected during business hours, at the office of the Clerk of the Court, United States Courthouse, 111 S. 10th Street, Suite 3.300, St. Louis, MO 63102.

      If you have any questions about the settlement of the Derivative Actions, you may contact Derivative Plaintiffs' Counsel by writing:

                  WECHSLER HARWOOD LLP
                  Robert I. Harwood, Esq.
                  488 Madison Avenue, 8th Floor
                  New York, NY 10022

                  Attorneys for Plaintiff Arthur J. Cohn

                  SCHIFFRIN & BARROWAY, LLP
                  Eric L. Zagar, Esq.
                  Three Bala Plaza East, Suite 400
                  Bala Cynwyd, PA 19004

                  Attorneys for Plaintiff Kenneth R. Stacey

DO NOT TELEPHONE THE COURT OR ANY REPRESENTATIVE OF CHARTER REGARDING THIS
NOTICE.

DATED: _________________________

BY ORDER OF THE UNITED STATES DISTRICT COURT,
EASTERN DISTRICT OF MISSOURI

                          UNITED STATES DISTRICT COURT
                          EASTERN DISTRICT OF MISSOURI
                                EASTERN DIVISION

ARTHUR J. COHN, Derivatively on Behalf of
Nominal Defendant CHARTER
COMMUNICATIONS, INC.,

                  Plaintiffs,

      v.

RONALD L. NELSON, PAUL G. ALLEN,        No. 4:03-CV-00177-ERW
MARC B. NATHANSON, NANCY B.
PERETSMAN, WILLIAM D. SAVOY, JOHN H.
TORY, CARL E. VOGEL, and LARRY W.
WANGBERG,

                  Defendants,

and

CHARTER COMMUNICATIONS, INC.,

           Nominal Defendant.

                      SUMMARY NOTICE OF PROPOSED SETTLEMENT
                              OF DERIVATIVE ACTIONS

                                   EXHIBIT E-2

TO:   ALL PERSONS WHO ARE CURRENT HOLDERS OF CHARTER COMMON STOCK

      YOU ARE HEREBY NOTIFIED that the parties to the actions pending in the Circuit Court for the City of St. Louis, entitled Kenneth Stacey, Derivatively on Behalf of Nominal Defendant Charter Communications, Inc. v. Ronald L. Nelson, et al., and Charter Communications, Inc., No. 022-10625, Aaron Cane, Derivatively on behalf of Nominal Defendant Charter Communications, Inc., v. Ronald L. Nelson, et al., and Charter Communications, Inc., No. 022-11450, and Thomas Schimmel, Derivatively on behalf of Nominal Defendant Charter Communications, Inc. v. Ronald L. Nelson, et al., and Charter Communications, Inc., No. 044-0858 (consolidated as In re Charter Communications, Inc. Shareholder Derivative Litigation, Index No. 022-10625), and the parties to the action pending in the United States District Court for the Eastern District of Missouri, entitled Arthur J. Cohn, Derivatively on behalf of Nominal Defendant Charter Communications, Inc. v. Ronald L. Nelson, et al., and Charter Communications, Inc., Case No. 4:03CV00177 ERW (collectively, the "Derivative Actions") have entered into a Stipulation of Settlement (the "Derivative Stipulation") to resolve the claims asserted therein.

      PLEASE BE FURTHER ADVISED that pursuant to a Court order, a hearing will be held on __________, 2005, at ____ _.m., before the Honorable Charles A. Shaw, Judge of the United States District Court, at the United States Courthouse, 111 South 10th Street, Suite 12.148, St. Louis, MO 63102, for the purpose of determining (1) whether the proposed settlement of the Derivative Actions against the defendants therein (the "Derivative Defendants"), as set forth in the Derivative Stipulation on file with the Court, should be approved by the Court as fair, reasonable and adequate to Charter and its shareholders, and (2) whether judgment should be entered, dismissing the Federal Court Derivative Action with prejudice as against the Settling Derivative Defendants (which judgment will also require and be conditioned upon the dismissal of the State Court Derivative Actions with prejudice).

      If you are a current shareholder of Charter, your rights may be affected by the settlement of the Derivative Actions.

      If you currently own Charter common stock and have not received a "Notice of Hearing on Proposed Settlement of Derivative Actions," you may obtain copies by contacting the following: Charter Derivative Litigation, c/o Claims Administrator, _________________.

      Any objection to the settlement must be filed no later than _______________, 2005 and show due proof of service on each of:

                  WECHSLER HARWOOD LLP
                  Robert I. Harwood, Esq.
                  488 Madison Avenue, 8th Floor
                  New York, NY 10022

                  Attorneys for Plaintiff Arthur J. Cohn

                  SCHIFFRIN & BARROWAY, LLP
                  Eric L. Zagar, Esq.
                  Three Bala Plaza East, Suite 400
                  Bala Cynwyd, PA 19004

                  Attorneys for Plaintiff Kenneth R. Stacey

                  IRELL & MANELLA LLP
                  David Siegel, Esq.
                  David Schwarz, Esq.
                  Craig Varnen, Esq.
                  1800 Avenue of the Stars, Suite 900
                  Los Angeles, CA 90067-4276

                  Attorneys for Nominal Defendant Charter Communications, Inc. and current or former directors Ronald L. Nelson, Marc B. Nathanson, Nancy B. Peretsman, William D. Savoy, John H. Tory, Carl E. Vogel, and Larry W. Wangberg, and

                  MAYER, BROWN, ROWE & MAW LLP
                  Jonathan C. Medow, Esq.
                  John J. Tharp, Jr., Esq.
                  190 South LaSalle St.
                  Chicago, IL 60603

                  Attorneys for Defendant Arthur Andersen LLP

      Any inquiries about the Derivative Actions can be made in writing to Derivative Plaintiffs' Counsel: Wechsler Harwood LLP, 488 Madison Avenue, 8th Floor, New York, NY 10022, and Schiffrin & Barroway LLP, Three Bala Plaza East, Suite 400, Bala Cynwyd, PA 19004.

DO NOT TELEPHONE THE COURT OR ANY REPRESENTATIVE OF CHARTER REGARDING THIS
NOTICE.

DATED: _________________________

BY ORDER OF THE UNITED STATES DISTRICT COURT,
EASTERN DISTRICT OF MISSOURI

                                    EXHIBIT F

                  IN THE CIRCUIT COURT OF THE CITY OF ST. LOUIS

                                STATE OF MISSOURI

In re CHARTER COMMUNICATIONS,          )  No. 022-10625
INC. SHAREHOLDER DERIVATIVE            )
LITIGATION                             )
                                       )
KENNETH STACEY, Derivatively on        )  No. 022-10625
Behalf of Nominal Defendant            )
CHARTER COMMUNICATIONS, INC.,          )  Division No. 1
                                       )
            Plaintiff,                 )
                                       )
      v.                               )
                                       )
RONALD L. NELSON, PAUL G. ALLEN,       )
MARC B. NATHANSON, NANCY B.            )
PERETSMAN, WILLIAM D. SAVOY,           )
JOHN H. TORY, CARL E. VOGEL,           )
LARRY W. WANGBERG, and                 )
ARTHUR ANDERSEN, LLP,                  )
                                       )
            Defendants,                )
                                       )
      and                              )
                                       )
CHARTER COMMUNICATIONS, INC.,          )
                                       )
            Nominal Defendant.         )
                                       )
AARON CANE, Derivatively on            )  No. 022-11450
Behalf of Nominal Defendant            )
CHARTER COMMUNICATIONS, INC.,          )  Division No. 1
                                       )
            Plaintiff,                 )
                                       )
      v.                               )
                                       )
RONALD L. NELSON, PAUL G. ALLEN,       )
MARC B. NATHANSON, NANCY B.            )
PERETSMAN, WILLIAM D. SAVOY,           )
JOHN H. TORY, CARL E. VOGEL,           )
LARRY W. WANGBERG, and                 )
ARTHUR ANDERSEN, LLP,                  )
                                       )
            Defendants,                )
                                       )
      and                              )

CHARTER COMMUNICATIONS, INC.,          )
                                       )
            Nominal Defendant.         )
                                       )
THOMAS SCHIMMEL, Derivatively on       )  No. 044-00858
Behalf of Nominal Defendant            )
CHARTER COMMUNICATIONS, INC.,          )  Division No. 1
                                       )
            Plaintiff,                 )
                                       )
      v.                               )
                                       )
RONALD L. NELSON, PAUL G. ALLEN,       )
MARC B. NATHANSON, NANCY B.            )
PERETSMAN, WILLIAM D. SAVOY,           )
JOHN H. TORY, CARL E. VOGEL,           )
LARRY W. WANGBERG, and                 )
ARTHUR ANDERSEN, LLP,                  )
                                       )
            Defendants,                )
                                       )
                                       )
      and                              )
                                       )
CHARTER COMMUNICATIONS, INC.,          )
                                       )
            Nominal Defendant.         )

      JOINT MOTION TO DISMISS SHAREHOLDER DERIVATIVE ACTIONS

      COME NOW, the undersigned parties, and jointly and respectfully request pursuant to Missouri Supreme Court Rule 52.9 that this Court dismiss the above-entitled consolidated actions with prejudice.

            1. On or after September 12, 2002, three shareholder derivative actions were filed in this Court, captioned Kenneth Stacey, Derivatively on Behalf of Nominal Defendant Charter Communications, Inc. v. Ronald L. Nelson, et al., and Charter Communications, Inc., No. 022-10625, Aaron Cane, Derivatively on behalf of Nominal Defendant Charter Communications, Inc., v. Ronald L. Nelson, et al., and Charter Communications, Inc., No. 022-11450, and Thomas Schimmel v. Paul Allen, et al., and Charter Communications, Inc., No. 044-00858 (the "State Court Derivative Actions").

            2. On December 17, 2002, the Court granted Stacey and Cane's motion to: (1) consolidate the State Court Derivative Actions; and (2) appoint Schiffrin & Barroway, LLP, as Lead Counsel in the State Court Derivative Actions. On July 14, 2004, the action brought by Thomas Schimmel was consolidated into this action.

            3. On February 12, 2003, a shareholder derivative action was filed in the United States District Court for the Eastern District of Missouri, captioned Arthur J. Cohn, Derivatively on behalf of Nominal Defendant Charter Communications, Inc. v. Ronald L. Nelson, et al., and Charter Communications, Inc., Case No. 4:03CV00177 ERW, (the "Federal Court Derivative Action," and together with the State Court Derivative Actions, the "Derivative Actions"). The allegations in the Federal Court Derivative Action were substantively identical to those in the State Court Derivative Actions.

            4. The underlying factual allegations of the Derivative Actions relate to a previously filed consolidated federal securities class action in the United States District Court for the Eastern District of Missouri, captioned In re Charter Communications, Inc. Securities Litigation, MDL Docket No. 1506 (CAS) (the "Class Action").

            5. The Complaints in the Derivative Actions named as defendants the following former and/or current officers and members of Charter's Board of
Directors: Ronald L. Nelson, Paul G. Allen, Marc B. Nathanson, Nancy B. Peretsman, William D. Savoy, John H. Tory, Carl E. Vogel, and Larry W. Wangberg (the "Settling Derivative Defendants"). The Complaints in the State Court Derivative Actions also named Arthur Andersen LLP as a defendant.

            6. The plaintiffs in the Derivative Actions, the Settling Derivative Defendants, and Arthur Andersen LLP (collectively, the "Settling Derivative Parties") have reached an agreement to settle the Derivative Actions. That agreement is embodied in the Stipulation of Settlement dated as of January 24, 2005, and attached hereto as Exhibit A (the "Derivative Settlement").

            7. Lead plaintiff in the Class Action, Charter and its current and former officers and directors who had been named as defendants in the Class Action, and Arthur Andersen LLP have also reached an agreement to settle the Class Action. That agreement is embodied in the Stipulations of Settlement dated as of January 24, 2005, and attached hereto as Exhibit B and C (the "Class Action Settlement").

            8. The effectiveness of both the Derivative Settlement and the Class Action Settlement is conditioned upon, among other things, the dismissal of the State Court Derivative Actions with prejudice after approval of the Derivative Settlement.

            9. After notice to members of the settlement class in the Class Action and a hearing regarding whether the Class Action Settlement should be approved, the Court in the Class Action approved the Class Action Settlement as fair, reasonable, and adequate to all members of the settlement class on _____________, 2005. A copy of the Notice that was sent to members of the settlement class is attached hereto as Exhibit D. A copy of the Summary Notice is attached hereto as Exhibit E. A copy of the Court's _____________, 2005 Order is attached hereto as Exhibit F.

            10. After notice to Charter shareholders and a hearing regarding whether to approve the Derivative Settlement, the Court in the Federal Court Derivative Action approved the Derivative Settlement as being fair, just, reasonable and adequate as to each of the Settling Derivative Parties on ___________, 2005. A copy of the Notice that was sent to Charter shareholders is attached hereto as Exhibit G. A copy of the Summary Notice is attached hereto as Exhibit H. A copy of the Court's ________________, 2005 Order is attached hereto as Exhibit I.

            11. The notice sent to Charter shareholders detailed that the State Court Derivative Cases would be dismissed with prejudice upon approval of the Derivative Settlement. Accordingly, the requirements of Missouri Supreme Court Rule 52.09 have been satisfied.

            WHEREFORE, the undersigned parties hereby request that the Court dismiss the State Court Derivative Actions with prejudice as to all parties.

Dated: ______________, 2005                       Dated: ______________, 2005

Roman Wuller, Esq., Bar Number _____              Thomas C. Antoniou, Esq., Bar Number: 42432
Stephen B. Higgins, Esq., Bar Number _____        ANTONIOU & ANTONIOU, L.L.C.
THOMPSON COBURN LLP                               8008 Carondelet, Suite 314
One US Bank Plaza                                 St. Louis, Missouri 63105
Suite 3500                                        Telephone: (314) 725-1996
St.Louis, Missouri 63101                          Facsimile: (314) 725-1925
(314) 552-6000
(314) 552-7000 Fax                                LIAISON COUNSEL FOR PLAINTIFFS

                                                  Eric L. Zagar, Esq.
CO-COUNSEL FOR NOMINAL DEFENDANT CHARTER          SCHIFFRIN & BARROWAY, LLP
COMMUNICATIONS, INC.                              Three Bala Plaza East, Suite 400
                                                  Bala Cynwyd,Pennsylvania 19004
David Siegel, Esq.,                               Telephone: (610) 667-7706
Craig Varnen, Esq.,                               Facsimile: (610) 667-7056
IRELL & MANELLA LLP
1800 Avenue of the Stars, Suite 900               LEAD COUNSEL FOR PLAINTIFFS
Los Angeles, California 90067
(310) 277-1010
(310) 203-7199 Fax
E-mail: dsiegel@irell.com
E-mail: cvarnen@irell.com

COUNSEL FOR NOMINAL DEFENDANT CHARTER
COMMUNICATIONS, INC. AND CURRENT OR
FORMER DIRECTORS RONALD L. NELSON, MARC
B. NATHANSON, NANCY B. PERETSMAN,
WILLIAM B. SAVOY, JOHN H. TORY, CARL E.
VOGEL, AND LARRY W. WANGBERG, AND

Edward L. Dowd, Jr., Esq.
BRYAN CAVE LLP
One Metropolitan Square
211 North Broadway
St. Louis, Missouri 63102-2750
(314) 259-2000
(314) 259-2020 Fax

CO-COUNSEL FOR DEFENDANT CARL E. VOGEL.

Dated: __________, 2005                           Dated: __________, 2005

Barry A. Short, Esq., Bar Number: ________        Jonathan C. Medow, Esq., Bar Number: _____
LEWIS, RICE & FINGERSH, L.C.                      John J. Tharp, Jr., Esq., Bar Number: _____
500 North Broadway, Suite 2000                    MAYER, BROWN, ROWE & MAW LLP
St. Louis, Missouri 63102-2147                    190 South LaSalle St.
(314) 444-7600                                    Chicago, Illinois 60603
(314) 241-6056 Fax                                (312) 782-0600
                                                  (312) 701-7711
Peter S. Ehrlichman, Esq.
U.S. Bank Building Centre                         ATTORNEYS FOR DEFENDANT ARTHUR ANDERSEN LLP
1420 Fifth Avenue, Suite 3400
Seattle, Washington 98101
(206) 903-8800
(206) 903-8820 Fax
Timothy J. Filer, Esq.
FOSTER PEPPER & SHEFELMAN PLLC
1111 Third Avenue, 34th Floor
Seattle, Washington 98101-3299
(206) 447-4400
(206) 447-9700 Fax



COUNSEL FOR DEFENDANT PAUL G. ALLEN

                                      SO ORDERED:

                                      Dated this _________ day of _______, 2005

                                      ____________________
                                      DAVID L. DOWD, J.